UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Quest Diagnostics Incorporated

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Notice of 2015 Annual Meeting of Stockholders Quest Diagnostics Incorporated Three Giralda Farms Madison, New Jersey May 15, 2015, 10:30 a.m. local time

April 11, 2015

Dear Fellow Stockholder:

It is my pleasure to invite you to attend Quest Diagnostics’ 2015 Annual Meeting of Stockholders. At the meeting, stockholders will vote:

•	to elect eight directors;

•	to approve executive compensation in an advisory vote;

•	to ratify the appointment of our independent registered public accounting firm for 2015;

•	to approve amendments to the Amended and Restated Employee Long-Term Incentive Plan; and

•	on a stockholder proposal, set forth at page 63, if properly presented at the meeting.

Stockholders also will transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Attendance at the meeting is limited to stockholders at the close of business on March 16, 2015, or their duly appointed proxy holder.

We enclose our proxy statement, our Annual Report and a proxy card; distribution of these materials is scheduled to begin on April 11, 2015. Your vote is very important. Whether or not you plan to attend the meeting, I urge you to submit your proxy. Most stockholders may submit a proxy via mail, telephone or the Internet. Instructions on how to submit your proxy are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,

Daniel C. Stanzione, Ph.D.
Chairman of the Board

Quest Diagnostics™

Empowering Better Health with Diagnostic Insights

Our Three Goals

A healthier world

Build value

Create an inspiring workplace

Our Five Point Strategy

1. Restore growth
2. Drive operational excellence
3. Simplify the organization
4. Refocus on diagnostic information
5. Deliver disciplined capital deployment

Our Behaviors

United As One Team

Customer Focused

Performance Oriented

Transparency

Agile

Our Values

Quality

Integrity

Innovation

Accountability

Collaboration

Leadership

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The Quest Diagnostics story

Every insight creates an action: From change everything to stay the course.

At Quest Diagnostics, we work every day to transform knowledge into insights, to empower you with the information that you need to make your decisions count. Because when it comes to health – personal, clinical or business – actions have tremendous impact.

We believe in the value of foresight, the power of prediction, and, above all, the impact of information – more than a data point. Because knowledge in the right hands, with the right context, creates powerful actions and better outcomes.

Quest Diagnostics

Action from Insight

We inspire action

We illuminate answers

We advocate better health

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:30 a.m., May 15, 2015	Record date	March 16, 2015
Place	Quest Diagnostics Incorporated	Voting	Record date stockholders only;
	Three Giralda Farms		one vote per share
Madison, NJ 07940

Meeting Agenda

		Our Board’s Recommendation	For More Detail, See Page

1.	Elect eight directors	FOR EACH DIRECTOR NOMINEE	2
2.	Approve executive compensation (advisory resolution)	FOR	19
3.	Ratify the appointment of our independent registered public accounting firm	FOR	51
4.	Approve amendments to the Employee Plan	FOR	55
5.	Stockholder proposal regarding the right to act by written consent	AGAINST	63

Management Proposals

Advisory Resolution to Approve Executive Compensation. We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers.

Ratify the Appointment of Independent Registered Accounting Firm for 2015. We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

Approve Amendments to the Employee Plan. As we do every few years, we are asking our stockholders to approve amendments to the Amended and Restated Employee Long-Term Incentive Plan (the “Employee Plan”). The amendments will increase the number of shares available for issuance under the Employee Plan, and, with respect to awards that are designed to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, clarify the performance goals that may be used and performance goal measurement.

2016 Annual Meeting of Stockholders

•	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Company by December 12, 2015.

•	Notice of stockholder proposals outside of SEC Rule 14a-8, including nominations for the Board of Directors, must be received by the Company no earlier than January 16, 2016 and no later than February 15, 2016.

Board Nominees

The following table provides summary information about our directors. The first eight are the Board’s nominees for election at the annual meeting; the terms of the last three expire in 2016. In 2014, each of our incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which he or she served.

AFC	Audit & Finance Committee	FE	Financial Expert
C	Chair	GC	Governance Committee
CC	Compensation Committee	M	Member
EX	Executive Committee	QSC	Quality, Safety & Compliance Committee
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		Director			Experience/		Committee Memberships						Other Public Company
Name	Age	Since	Occupation		Qualification	Independent	AFC	CC	GC	QSC	EX		Boards
Jenne K. Britell, Ph.D	72	2005	Senior Managing	•	Finance	Y	FE			M		•	Crown
			Director, Brock	•	Executive								Holdings, Inc.
			Capital Group	•	Advisory							•	United
				•	Capital Markets								Rentals, Inc.
				•	International
				•	Strategic Planning
Vicky B. Gregg	60	2014	Retired CEO Blue Cross and Blue	• •	Executive Advisory	Y		M				•	TeamHealth Holdings, Inc.
			Shield of Tennessee	•	Strategic Planning							•	First Horizon National Corporation
				•	Healthcare
				•	General Management
Jeffrey M. Leiden, M.D., Ph.D.	59	2014	Chairman, President and CEO Vertex Pharmaceuticals Incorporated	• •	Executive Advisory	Y		M				•	Vertex Pharm. Incorporated
				•	Strategic Planning
				•	Healthcare
				•	General Management
Timothy L. Main	56	2014	Chairman, Jabil Circuit, Inc.	• • •	Executive International Operations	Y	M					•	Jabil Circuit, Inc.
				•	Corporate Governance
				•	General Management
Timothy M. Ring	57	2011	Chairman and CEO C. R. Bard, Inc.	• •	Executive International	Y		C	M	M		•	C. R. Bard, Inc.
				•	Strategic Planning
				•	Healthcare
Daniel C. Stanzione, Ph.D.	69	1997	President Emeritus,	•	Executive	Y	M		C		C	•	InterNap
Chairman			Bell Laboratories	•	General Management								Network Services
					Strategic Planning								Corporation
Gail R. Wilensky, Ph.D.	71	1997	Senior Fellow, Project Hope	•	Private Enterprise	Y		M	M	C		•	United Healthcare
				•	Healthcare								Corporation
				•	Government
				•	Strategic
Planning
John B. Ziegler	69	2000	Former President,	•	Sales	Y	M			M		•	N/A
			Worldwide	•	Marketing
			Consumer	•	International
			Healthcare, GlaxoSmithKline	•	Strategic Planning
John C. Baldwin, M.D	66	2004	Senior Advisor for	•	Executive	Y		M		M		•	N/A
			Health Affairs at	•	Healthcare
			Texas Tech University;	•	Strategic Planning
			Professor	•	Government
Gary M. Pfeiffer	65	2004	Retired Senior	•	Accounting	Y	C,FE		M		M	•	InterNAP
			Vice President	•	Executive								Network
			and Chief	•	Finance								Corporation
			Financial Officer,	•	International							•	Solazyme, Inc.
			E.I. du Pont de Nemours and Company	•	Strategic Planning
Stephen H. Rusckowski	57	2012	President and CEO	•	Executive	N					M	•	Xerox
			Quest Diagnostics	•	International								Corporation
				•	Healthcare
				•	Strategic Planning
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Executive Compensation Highlights

Type		Form				Terms
Equity	•	Performance shares	•	40% of total equity award	•	Performance metrics: average return on invested capital, 50%; revenue growth, 50%
					•	3-year performance period
	•	Stock Options	•	40% of total equity award	•	Vest ratably over three years from the grant date
	•	Restricted stock units	•	20% of total equity award	•	Vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date
Cash	•	Salary			•	Reviewed and approved annually
	•	Annual incentive compensation			•	Based on quantitative and qualitative goals with formula amount subject to negative discretion
Retirement	•	401(k) plan			•	Company matching contributions
	•	Supplemental Deferred Compensation Plan			•	Company matching contributions

Our Board of Directors is firmly committed to pay for performance and has built a strong foundation for our executive compensation program. The chart above outlines the main components of our program for executive officers in 2014. The objective of our program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our stockholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, including both financial and non-financial results, and individual performance. Recently the Board has taken additional steps to strengthen our compensation program and to foster improved Company performance.

•	In 2014, for the third consecutive year, the Compensation Committee enhanced our senior management retention and ownership guidelines. As updated, the guidelines provide that the minimum shareholding requirement for our CEO is six times base salary.
•	The equity awards approved by the Compensation Committee in February 2014 included award features that the Committee first adopted in August 2013, including “double trigger” vesting in connection with a change in control and elimination of pro rata vesting upon a voluntary resignation from employment.
•	In 2014, the Committee revised the mix of the equity awards for the less senior participants in our annual equity award program. To better align with market practice, these participants now receive equity awards that consist solely of options (50%) and RSUs (50%). More senior participants, including our executive officers, continue to receive 40% of their award in the form of performance shares.
•	In 2014, the Committee also expanded the pool of recipients that received an equity award. The Committee awarded a significant number of equity awards, consisting solely of RSUs, to more than 200 high-performing employees who historically have not received equity awards as part of their annual compensation. These “special recognition awards” are designed to foster an alignment of stockholder interests with a broader group of employees and to incent these employees to continue to perform at a high level.
•	In February 2015, the Compensation Committee adopted a new performance measure, focused on the Company’s Invigorate cost excellence program, for the 2015 performance share awards. The new measure furthers the alignment of the performance shares with the Company’s five-point strategy during the three-year performance period that coincides with the three-year tenure of the new phase of the Invigorate program. The performance measures for the 2015 performance share awards are: revenue growth (40%); return on invested capital (35%); and run-rate savings on the Company’s Invigorate cost excellence program (25%).
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Our 2014 compensation actions and incentive award payouts demonstrated our pay for performance alignment.

•	Absent an increase in responsibilities, no named executive officer received an increase in 2014 base salary.
•	The incentive target percentages for each named executive officer were not increased in 2014.
•	Absent an increase in responsibilities, 2014 equity awards to our named executive officers had the same value as the awards that they received in 2013. This follows three consecutive years in which the value of the equity awards for our named executive officers in each year generally was lower than it was the preceding year.
•	For 2014, the aggregate annual cash incentive payments under the Senior Management Incentive Plan for our named executive officers were 95% of target.
•	The performance share awards for the 3-year performance period ended December 31, 2013 (performance measure: compound annual growth rate of the Company’s income from continuing operations) was cancelled without payout, based on the Company’s failure to meet threshold performance criteria.
•	The performance share awards for the 3-year performance period ended December 31, 2014 (performance measures: revenue growth (50%) and average return on invested capital (50%)) paid at 2% of target.

Our Compensation Discussion and Analysis, which includes a discussion of our program’s “Best Practices,” begins on page 20. The 2014 compensation of our named executive officers is set forth in tables beginning at page 38.

2014 Business Performance Highlights

In 2014, we executed our 5-point strategy, achieved financial performance exceeding key target levels and had strong total shareholder return.

•	Restore growth. We restored growth, through acquisitions and improved sales effectiveness. Our professional laboratory services business announced and implemented six new relationships, and we continue to expand our pipeline of hospitals and integrated delivery networks interested in working with us to improve outcomes and reduce costs. Our focus on esoteric testing through our clinical franchises is yielding results (e.g., prescription drug monitoring; BRCAvantage breast cancer testing; non-invasive pre-natal testing). We have a growing list of strategic partnerships with healthcare leaders, (e.g., UCSF). We also are making progress on our longer term goals, such as realizing the promise of precision medicine (e.g., our partnership with Memorial Sloan Kettering Cancer Center) and the value of our information assets (e.g., commercial expansion of our relationship with the Centers for Disease Control to improve surveillance of hepatitis C).
•	Drive operational excellence. We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient. Invigorate delivered more than $200 million in realized savings in 2014. We exited the year with run-rate savings of more than $700 million, compared to 2011, surpassing our updated Invigorate goal of $600 million. In November, we announced a goal to deliver an additional $600 million in run-rate savings as we exit 2017.
•	Simplify the organization to enable growth and productivity. We refreshed and strengthened our Board, further enhanced our senior management team and continued to build a stronger organization to improve our performance. We introduced the Quest Management System. This system provides a foundation for day-to-day management, including best-in-class business performance tools, and will help us to develop the capabilities that we need to manage the Company more effectively.
•	Refocus on diagnostics information services. We are refocusing on diagnostic information services. We continue to review our portfolio and look for options to build value for our stockholders.
•	Deliver disciplined capital deployment. We returned a majority of our free cash flow to stockholders, through dividends and repurchases of our common stock. We also reinvested in our business through $308 million in capital expenditures and closed on three acquisitions—Solstas Lab Partners, Summit Health and the outreach business of Steward Health—to aid our efforts to restore growth. In January 2015, we announced the fourth increase in our quarterly common stock dividend since 2011, increasing the dividend by 15%, from $0.33 per common share to $0.38 per common share.
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PROXY STATEMENT	QUEST DIAGNOSTICS INCORPORATED
3 Giralda Farms, Madison, New Jersey 07940

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INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Proposal No. 1—Election of Directors

Our Board of Directors currently has eleven directors divided into three classes. The Board is becoming declassified, so that in 2016 all directors will be elected annually.

At our 2013 annual meeting, our stockholders approved an amendment to our certificate of incorporation to institute the annual election of directors; previously, directors were divided into three classes, with members of each class elected to three-year terms. Pursuant to our transition to annual election of all directors, members of the class of directors elected at the 2015 annual meeting will serve a one-year term, expiring in 2016. Members of the class of directors elected in 2013 (Dr. Baldwin, Mr. Pfeiffer and Mr. Rusckowski) currently remain in office, with terms expiring in 2016.

Each director holds office until his or her successor has been elected and qualified or the director’s earlier resignation, death or removal. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of the Company, business experience, other director positions and the experience, qualifications, attributes and skills that led the Board to conclude as of the date of this proxy statement that the person should serve as a director of the Company.

Nominees for Election

After considering the recommendation of the Governance Committee, the Board nominated Dr. Britell, Ms. Gregg, Dr. Leiden, Mr. Main, Mr. Ring, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler to serve as directors for a term expiring at the 2016 annual meeting. Each nominee currently is a director of the Company whose term expires at the 2015 annual meeting. The Board believes that each nominee possesses the qualities and experience that nominees should possess in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations (the relevant portion of the Company’s Corporate Governance Guidelines is set forth below under the heading “Board Nomination Process” beginning on page 9). Each nominee has consented to serve if elected.

Ms. Gregg and Dr. Leiden each became a director after our last annual meeting. The Governance Committee’s third party search firm recommended several candidates, including Ms. Gregg and Dr. Leiden, as potential director candidates to the Governance Committee. After the directors interviewed Ms. Gregg and Dr. Leiden, the Governance Committee unanimously recommended to the Board that Ms. Gregg and Dr. Leiden be elected a director, and the Board unanimously elected Ms. Gregg, effective July 22, 2014 and Dr. Leiden, effective December 1, 2014.

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Jenne K. Britell, Ph.D., 72, is the non-executive chair of United Rentals, Inc. and a director of Crown Holdings, Inc. Dr. Britell is a member of the Council on Foreign Relations, and a director of the U.S. Russia Foundation for Entrepreneurship and the Rule of Law. Since 2010, Dr. Britell has been Senior Managing Director at Brock Capital Group, advising companies and investors regarding strategy, acquisitions and asset deployment, including in connection with financial services. From 2001 to 2009, she was the Chairman and Chief Executive Officer of Structured Ventures, Inc., which advised domestic and foreign companies on financial services products and strategy. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell served as a director of West Pharmaceuticals Corporation from 2005 until 2008. She has been a director of Quest Diagnostics since August 2005. She has extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

Vicky B. Gregg, 60, retired as Chief Executive Officer of Blue Cross Blue Shield of Tennessee in 2012. Prior to becoming CEO in 2003, Ms. Gregg served in a number of other leadership roles, including President and Chief Operating Officer. Before that, she held a series of senior roles at Humana Health Plans. Ms. Gregg served as a member of the U.S. National Institutes of Health Commission on Systemic Interoperability. She currently serves on the Boards of TeamHealth Holdings, Inc., First Horizon National Corporation and the Electric Power Board of Chattanooga. Previously, Ms. Gregg served on several national boards, including America’s Health Insurance Plans (Chair 2010-2011), the BlueCross BlueShield Association, the National Institute for Healthcare Management (Chair 2012), and the Healthcare Leadership Council. She has been a director of Quest Diagnostics since July 2014. Ms. Gregg has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing nurse.

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Jeffrey M. Leiden, M.D., Ph.D., 59, has been Chairman, President and CEO of Vertex Pharmaceuticals Incorporated since 2011. He has served as a member of Vertex’s board of directors since 2009. Prior to joining Vertex in 2011, Dr. Leiden was a Managing Director at Clarus Ventures, a life sciences venture capital firm he joined in 2006. From 2000 to 2006, he served as President and Chief Operating Officer and Chief Scientific Officer at Abbott Laboratories, where he had responsibility for managing all aspects of Abbott’s global pharmaceutical business. Previously, Dr. Leiden held several academic and hospital appointments, including as Chief of Cardiology at the University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. He has extensive consulting experience in the pharmaceutical and medical device areas. Dr. Leiden served as a director of Abbot Laboratories from 2001 to 2006, Shire Pharmaceuticals plc from 2007 to 2011and Millennium Pharmaceuticals, Inc. from 2008 to 2009. He is a fellow of the American Academy of Arts and Sciences, and an elected member of the Institute of Medicine of the National Academy of Sciences. Dr. Leiden has been a director of Quest Diagnostics since December 2014. He has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing physician.

Timothy L. Main, 56, is Chairman of the Board of Directors of Jabil Circuit, Inc., an electronic product solutions company providing comprehensive electronics design, manufacturing and management services to global electronics and technology companies. Mr. Main was Chief Executive Officer of Jabil from 2000 until 2013. As CEO, Mr. Main led Jabil’s growth strategy, increasing annual revenues nearly fivefold to reach $17 billion in 2012, and expanding in Asia and other emerging markets. He has been a director of Quest Diagnostics since January 2014. Mr. Main has extensive executive experience, including in international, operations, corporate governance and general management in a complex industry.

Timothy M. Ring, 57, has been Chairman and Chief Executive Officer of C. R. Bard, Inc. since 2003. He is a director of C. R. Bard, Inc. and was director of CIT Group Inc. from 2005 to 2009. Mr. Ring is a Trustee of the New Jersey Health Foundation. Mr. Ring has been a director of Quest Diagnostics since December 2011. Mr. Ring has extensive executive experience, including in strategic planning and international operations, with a multinational corporation operating in the healthcare industry.

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Daniel C. Stanzione, Ph.D., 69, retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories and an independent consultant. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of InterNAP Network Services Corporation, where he serves as non-executive chairman. Dr. Stanzione served as a director of Avaya Inc. from 2000 until 2007. He has been a director of Quest Diagnostics since January 1997, and its Chairman since May 1, 2012. Dr. Stanzione has extensive executive experience, including in general management and strategic planning, with multinational corporations operating in complex industries.

Gail R. Wilensky, Ph.D., 71, is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 2008 through 2009, Dr. Wilensky served as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of UnitedHealthcare Corporation. She served as a director of Manor Care Inc. from 1998 until 2009, Gentiva Health Services, Inc. from 2000 until 2009, Cephalon Inc. from 2002 to 2011 and SRA International, Inc. from 2005 to 2011. Dr. Wilensky also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Military Health Care. She has been a director of Quest Diagnostics since January 1997. Dr. Wilensky has extensive experience, including in strategic planning, as a senior advisor to the U.S. government and private enterprises regarding healthcare issues and the operation of the U.S. healthcare system.

John B. Ziegler, 69, retired in January 2006 as the President, Worldwide Consumer Healthcare, of GlaxoSmithKline plc. He joined a predecessor company of GlaxoSmithKline in 1991, and held positions of increasing responsibility during his tenure. He has been a director of Quest Diagnostics since May 2000. He has extensive executive experience, including in sales, marketing, strategic planning and international operations, with multinational corporations operating in the healthcare industry.

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Directors Continuing in Office (Terms expire at the 2016 Annual Meeting)

John C. Baldwin, M.D., 66, is Senior Advisor for Health Affairs to the Texas Tech University System and a tenured professor. He oversees health research, education, and accreditation issues for the university. From 2007 to 2009, he served as President of Texas Tech University Health Sciences Center. From 2005 to 2007, he was President and Chief Executive Officer of CBR Institute for Biomedical Research. From 1998 to 2005, Dr. Baldwin was the Associate Provost for Health Affairs at Dartmouth College and Professor of Surgery at Dartmouth Medical School. From 1994 to 1998, Dr. Baldwin was the head of the surgical programs at Baylor College of Medicine and its affiliated hospitals. Dr. Baldwin was also the Governor of the American College of Surgeons from 1991 through 1997 and the President of the International Society of Cardiothoracic Surgeons in 1999. Dr. Baldwin has served as the Vice-Chair of the Board of Overseers of Harvard University. Dr. Baldwin served as a director of Massey Energy Company from 2004 until 2006. He has served since 2012 as a member of the Defense Health Board, an advisory board in the Department of Defense. Dr. Baldwin also has served as a member of the Medicare Payment Advisory Commission. He has been a director of Quest Diagnostics since May 2004. Dr. Baldwin has extensive executive experience, including in strategic planning, with major organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing physician.

Gary M. Pfeiffer, 65, retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer served as Secretary of Finance for the state of Delaware from January through June 2009. Mr. Pfeiffer is a director of InterNAP Network Services Corporation and Solazyme, Inc., and served as a director of Talbots, Inc. from 2005 to 2012. He is the non-executive Chair of the Board of Directors of Christiana Care Health System, a regional hospital system located in Delaware. Mr. Pfeiffer has been a director of Quest Diagnostics since December 2004. He has extensive executive experience, including in corporate finance, accounting, international operations, and strategic planning, with a multinational corporation operating in complex industries.

Stephen H. Rusckowski, 57, has been President and Chief Executive Officer of Quest Diagnostics since May 2012. From November 2006 to May 2012, Mr. Rusckowski was the Chief Executive Officer of Philips Healthcare, the largest unit of Royal Philips Electronics, and a member of the Board of Management of Royal Philips Electronics and its Executive Committee. He joined Philips when it acquired Agilent’s Healthcare Solutions Group in 2001, and was the CEO of Philips Imaging Systems business group before assuming his role as CEO of Philips Healthcare. Mr. Rusckowski has been a director of Quest Diagnostics since May 2012. He is a director of Xerox Corporation and was a director of Covidien plc from December 2013 to January 2015. Currently, Mr. Rusckowski is the Chairman of the America Clinical Laboratory Association. He has extensive executive experience, including in strategic planning and international operations, with multinational corporations operating in the healthcare industry. Mr. Rusckowski’s employment agreement with the Company provides for him to be nominated for election to the Board.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

Governance Practices

2014 Governance Highlights

In 2014, our Board took several steps that reflected its focus on strong corporate governance.

•	We added three new directors to our Board, each with significant CEO experience.

•	We amended our certificate of incorporation so that stockholders can cause the Company to call special meetings of stockholders.

•	We amended our certificate of incorporation to eliminate supermajority voting requirements.

•	The Board amended the Corporate Governance Guidelines to publicly reaffirm the Board’s long-standing approach to be available for discussions with stockholders in appropriate circumstances.

•	The Board again amended and enhanced the senior management retention and ownership guidelines, originally adopted in 2005. We increased the minimum share ownership requirement for the CEO to 6 times salary, from 5 times salary.

•	We revised our director compensation. Instead of a fixed number of RSUs and options, the director annual equity award now is denominated in dollars and consists solely of RSUs. The value of the annual equity award was reduced by over $30,000 and the annual cash retainer was increased by $20,000.

•	We enhanced our policy regarding service by members of senior management on the boards of directors of other for-profit entities.

•	We restated our certificate of incorporation, making it less confusing and cumbersome for stockholders.

•	We updated our five-point strategy at our second Investor Day, in November 2014.

The Board believes that good corporate governance is important. The Board has adopted a set of Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines, no less frequently than annually, for possible revision, including in response to changing regulatory requirements, evolving practices and the concerns of our stockholders. The Company also has adopted a Code of Business Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and Code of Business Ethics are published on our corporate governance website at www.QuestDiagnostics.com.

The Company has strong corporate governance policies and practices and executive compensation policies and programs, and listens to the concerns of its stockholders.

•	Of our Board’s 11 directors, ten are independent, including our Chairman.

•	Our by-laws provide for majority voting in uncontested director elections.

•	The Board separated the positions of Chairman and Chief Executive Officer and appointed the Company’s Lead Independent Director as our non-executive Chairman in 2012.

•	Our Board is becoming declassified, so that in 2016, all directors will be elected annually.

•	Our Company does not have a stockholder rights plan (commonly known as a “poison pill”).

•	Independent directors meet privately in executive sessions with the Chairman presiding at all regularly scheduled meetings.

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•	The Board assesses annually its structure and performance, including reviewing the Board’s activities against those set out in its Corporate Governance Guidelines and committee charters and making recommendations for changes or improvements in practices or structure.

•	The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

•	Independent directors have unlimited access to officers and employees of the Company.

•	New directors receive orientation.

•	We have a single class share structure.

•	Directors are updated by senior management, our independent registered public accounting firm and compensation consultants on changes in the Company’s businesses, its markets and best practices in general. Directors also are offered the opportunity to attend director education programs offered by third parties.

•	Independent directors receive a significant portion of their annual compensation in equity to further align their interests with the interests of our stockholders.

•	The Board and each of its committees have access to independent legal, financial or other advisors as they deem necessary, without obtaining management approval, but no committee may engage the Company’s independent registered public accounting firm to perform any services without the approval of the Audit and Finance Committee.

•	In considering committee assignments for directors, the Governance Committee considers the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

•	Committees report on their activities to the Board at each Board meeting.

•	Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

•	We publicly disclose our corporate political contributions policy.

•	We maintain a Board portal to enhance the Board’s efficiency, access to information, security and communication.

Director Independence

The Board assesses annually the independence of each director in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange listing standards. The independence guidelines in the Company’s Corporate Governance Guidelines are consistent with the independence requirements in the New York Stock Exchange listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

All members of the Audit and Finance Committee and the Compensation Committee must be independent under the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit and Finance Committee and Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the Securities and Exchange Commission and NYSE, respectively.

The Board has determined that a substantial majority (ten of eleven) of our directors is independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent, including under the committee-specific independence requirements discussed above. The Board has determined the following directors to be independent: Dr. Baldwin, Dr. Britell, Ms. Gregg, Dr. Leiden, Mr. Main, Mr. Pfeiffer, Mr. Ring, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler. Mr. Rusckowski is not independent because he is a Company officer. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and the directors, including ordinary course

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commercial relationships in the last three years between the Company and entities of which Dr. Leiden, Mr. Main and Mr. Ring, respectively, is an executive officer; these relationships did not exceed a certain amount of that entity’s gross revenues in any year.

William F. Buehler served as a director during part of 2014. During 2014, the Board determined that Mr. Buehler qualified as independent, including under the committee-specific independence requirements discussed above.

Stockholder Access

Stockholders and any other person may communicate with the Board by sending an email to our Chairman at ChairmanoftheBoard@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. Communications received at the email address are automatically routed to our Chairman with a copy to our General Counsel and Corporate Secretary. The Chairman determines whether any such communication should be distributed to other members of the Board. Communications received by the Corporate Secretary addressed as set forth above, other than communications unrelated to the duties and responsibilities of the Board, are forwarded to the intended directors.

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

Our Corporate Governance Guidelines provide that directors are encouraged and expected to attend the annual stockholders meeting. All of our directors then in office attended the 2014 annual stockholders meeting.

Board Nomination Process

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including re-nomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the Company’s needs and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations. The Governance Committee believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Governance Committee does not assign specific weights to particular criteria and nominees are not

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required to possess any particular attribute. The key qualifications and other considerations set forth in the Company’s Corporate Governance Guidelines are set forth below.

Corporate Governance Guidelines
Key Qualifications and Other Considerations

o	Qualifications:

■	Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership; and

■	Relevant experience such as:

•	Chief Executive Officer or Chief Operating Officer (or similar responsibilities) current or past;

•	Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

•	Medical practitioner and/or science and health thought leader.

o	Other considerations:

■	Independence;

■	Prior experience as a director or executive officer of a public company;

■	Number of current board positions and other time commitments; and

■	Overall range of skills, experience and seniority represented by the Board as a whole.

The Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may recommend candidates for consideration as director by sending an email to our Chairman at ChairmanoftheBoard@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the stockholder. The Governance Committee evaluates stockholder recommendations for director candidates in the same manner as other director candidate recommendations. Stockholders may also nominate director candidates. See “Frequently Asked Questions” beginning on page 65 for information regarding the process and deadline for stockholders to submit director nominations for the 2016 annual meeting.

When the Governance Committee identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including stockholders. The Governance Committee also from time to time hires third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Chairman of the Board, the President and Chief Executive Officer and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee re-assesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the stockholders or elected by the Board.

Board Committees

During 2014, the Board held 8 meetings. In order to fulfil its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. Each of our incumbent directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Any director may attend meetings of any committee of

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which the director is not a member. The following table shows the membership of each of the committees during 2014 and the number of meetings held by each committee in 2014.

	Audit and Finance	Compensation	Governance	Quality, Safety & Compliance	Executive
John C. Baldwin, M.D. (1)
Jenne K. Britell, Ph.D.
William F. Buehler (2)
Vicky B. Gregg (3)
Jeffrey M. Leiden, M.D., Ph.D. (4)
Timothy L. Main
Gary M. Pfeiffer
Timothy M. Ring
Daniel C. Stanzione, Ph.D.
Stephen H. Rusckowski
Gail R. Wilensky, Ph.D.
John B. Ziegler (5)
Number of meetings	12	7	7	4	0

(1)	Dr. Baldwin was a member of the Audit and Finance Committee until May 17, 2014, and he joined the Compensation Committee on the same date.

(2)	Mr. Buehler was a member of the Compensation Committee until he retired on May 21, 2014.

(3)	Ms. Gregg became a director on July 22, 2014 and became a member of the Compensation Committee at that time.

(4)	Dr. Leiden became a director on December 1, 2014 and became a member of the Compensation Committee at that time.

(5)	Mr. Ziegler was a member of the Compensation Committee until July 22, 2014 and he joined the Audit and Finance Committee August 5, 2014.

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board, except that meetings of the Executive Committee are scheduled only when needed. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

A brief description of each of the Board committees and their functions is set forth below. Additional information about the committees can be found in their charters, which are available on our corporate governance website at www.QuestDiagnostics.com.

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Audit and Finance Committee

The Audit and Finance Committee:

•	Assists the Board in monitoring the quality and integrity of the financial statements and financial reporting procedures of the Company and the Company’s compliance with legal and regulatory requirements.

•	Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•	Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

•	Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

•	Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

•	Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•	Establishes procedures for the receipt, retention and treatment of complaints relating to accounting and internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Reviews and reports to the Board on the Company’s management of its financial resources.

•	Reviews annually its performance.

The Board has determined that each of Dr. Britell and Mr. Pfeiffer qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Proposal No. 1—Election of Directors” beginning on page 2.

Compensation Committee

The Compensation Committee:

•	Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

•	Oversees the performance of other senior management team members and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

•	Annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

•	Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

•	Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

•	Supports the Board in the senior management succession planning process.

•	Reviews and approves, for senior management team members, employment agreements, severance benefits and other special benefits.

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•	Reviews annually its performance.

For more information regarding the Company’s processes and procedures for executive compensation, including regarding the role of executive officers and compensation consultants in connection with determining or recommending executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 20.

Governance Committee

The Governance Committee:

•	Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•	Reviews the structure of the Board, its committee structure and overall size.

•	Monitors developments in corporate governance.

•	Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

•	Recommends assignments of directors to Board committees.

•	Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•	Monitors compliance with the Company’s Code of Business Ethics.

•	Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•	Oversees the Board and each Board committee in their annual self-evaluation.

•	Reviews annually its performance.

Quality, Safety & Compliance Committee

The Quality, Safety & Compliance Committee:

•	Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, corporate political contributions and medical quality assurance.

•	Reviews the organization, responsibilities, plans, results, budget and staffing of the Company’s Compliance Department, and reviews significant reports to management, or summaries thereof, regarding the Company’s compliance policies, practices, procedures and programs and management’s responses thereto.

•	Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•	Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

•	Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and reports to the Audit and Finance Committee regarding the same.

•	Reviews annually its performance.

Executive Committee

The Executive Committee may act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer,

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amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

Board Leadership Structure and Role in Risk Oversight

In 2012, our Board elected a non-executive Chairman of the Board to lead it. For nearly ten years before that, our independent directors had selected a Lead Independent Director, and the Board retains the flexibility to revise our leadership structure if, in the exercise of its fiduciary duty, the Board determines that a different structure is appropriate. Currently, the Board believes that having a non-executive Chairman helps the administration and organization of the Board and facilitates the effective conduct of its duties, including the activities of the independent directors. The principal responsibilities of the Chairman of the Board are to:

•	preside over meetings of the Board of Directors, including any executive session of the non-management directors or the independent directors;

•	prepare, with the participation of the President and Chief Executive Officer, the agendas for Board meetings;

•	serve as a Chair of the Board’s Executive Committee;

•	coordinate providing timely feedback from the directors to the President and Chief Executive Officer;

•	serve as the principal contact for stockholder communications with the Board; and

•	monitor, and if appropriate discuss with other directors, communications received from stockholders and others.

The Board plays an active role in overseeing the Company’s key risks and has considered its role in risk oversight in determining the current Board leadership structure. The Company’s management is responsible for managing the risks, which it does through a committee of senior managers that leads the Company’s enterprise risk management program. The program is designed to identify and address the Company’s key risks from time to time, including without limitation medical quality, cybersecurity and billing. The Board has delegated to its Audit and Finance Committee primary responsibility for overseeing that program. The Audit and Finance Committee receives periodic updates regarding the program. In addition, the Board’s Quality, Safety and Compliance Committee reviews the adequacy and effectiveness of policies and programs to ensure the Company’s compliance with laws and regulations applicable to its business (other than securities and accounting laws and regulations, which the Audit and Finance Committee oversees), and its medical quality program, and regularly receives reports regarding these topics. In addition, the Compensation Committee annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Each of these committees regularly updates the Board regarding its activities. In addition, each year the full Board of Directors reviews the enterprise risk management program.

Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General

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Counsel becomes aware of a related person transaction not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed and, if appropriate, ratified at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the New York Stock Exchange listing standards or other applicable rules.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

2014 Directors Compensation Table

Changes in Director Compensation Program for 2014. After considering input received from its independent compensation consultant, Pay Governance, and discussing various alternatives, the Board approved the following changes for non-employee director compensation for 2014.

•	Instead of a fixed number of options and restricted share units (RSUs), the annual equity award was denominated in dollar terms and consisted solely of RSUs.

•	The value of the annual equity award was reduced from $198,562 in 2013 to approximately $168,000.

•	The annual board retainer was increased from $35,000 to $55,000.

•	The annual cash retainer for the Compensation Committee Chair and the Quality, Safety and Compliance Committee Chair was increased from $6,000 to $10,000.

The Board believes that these changes enhanced the alignment of the Company’s non-employee director compensation with stockholder interests and market norms.

Annual Cash Retainer Fees. During 2014, our non-employee directors received an annual cash retainer fee of $55,000, payable in quarterly instalments of $13,750. The director who served as chair of our Compensation Committee, and the director who served as chair of our Quality, Safety and Compliance Committee, each received an additional $10,000 annual fee, and the director who served as the Chair of the Audit and Finance Committee received an additional $30,000 fee. The director who served as non-executive Chairman and Chairman of the Governance Committee received an additional $72,500 fee.

Meeting Fees. Non-employee directors receive a meeting fee of $1,500 for attending each Board or committee meeting at which a majority of directors attend in person and $750 for attending a meeting at which a majority of directors attend by telephone.

Long-Term Incentive Plan for Non-Employee Directors. Each non-employee director participates in the Company’s Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes the grant of non-qualified stock options and/or a stock award (which may be in the form of shares or RSUs) on the date of the annual stockholders meeting, in such proportions as the Board may determine, covering a limited number of shares of the Company’s common stock. If a person is appointed or elected as a director other than on the

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date of the annual stockholders meeting, the Board may grant to such director a prorated option and/or stock award, in such proportions as the Board may determine. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering a limited number of shares of common stock of the Company upon initial election to the Board. The annual option grants become exercisable, and annual RSUs generally vest and convert to shares of our common stock, in three equal annual installments, beginning on the first anniversary of the grant date, regardless of whether the non-employee director remains a director.

The aggregate number of shares of the Company’s common stock which may be issued pursuant to stock awards or the exercise of options granted under the Director Plan may not exceed 2,400,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date.

For 2014, the Board fixed the value of the annual equity award to non-employee directors at approximately $168,000 and determined that the award would be delivered entirely in the form of RSUs. The 2014 award was granted effective May, 21, 2014, with each non-employee director receiving an award of 2,924 RSUs. The director who served as non-executive Chairman and Chairman of the Governance Committee during 2014 received an additional grant of 1,262 RSUs, granted effective May 21, 2014, having a grant date value of approximately $72,500.

A director may elect to receive annual retainer and meeting fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value on the grant date of such options using the same option-valuation model used for recognizing expense for financial statement reporting purposes. The number of shares issued in lieu of cash for the retainer and meeting fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer and meeting fees vest immediately. Options, once vested, will be exercisable through the tenth anniversary of the date of grant even if the director’s service on the Board terminates.

Deferred Compensation Plan for Directors. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, all or a portion of the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at the prime rate of Citibank, N.A. in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

The following table sets forth the 2014 compensation of our non-employee directors. Mr. Rusckowski, our only employee director during 2014, received no additional compensation for serving as director. None of our non-employee directors receives any consulting or other non-director fees from the Company.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
John C. Baldwin	71,250	168,086	—	239,336
Jenne K. Britell	72,000	168,086	—	240,086
William F. Buehler	25,750	—	—	25,750
Vicky B. Gregg	33,063	139,948	—	173,011
Jeffrey M. Leiden	7,583	77,783	—	85,366
Timothy L. Main (4)	55,000	203,437	22,894	281,331
Gary M. Pfeiffer	106,500	168,086	—	274,586
Timothy M. Ring	86,750	168,086	—	254,836
Daniel C. Stanzione	149,000	240,632	—	389,632
Gail R. Wilensky	86,000	168,086	—	254,086
John B. Ziegler	69,000	168,086	—	237,086

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(1)	Includes amounts earned for 2014, including meeting fees for the fourth quarter of 2014 that were paid in January 2015. Does not include amounts paid in 2014 for 2013 meeting fees. Dr. Leiden elected to receive all fees earned in 2014 in the form of stock options issued under the Director Plan.

(2)	Represents the aggregate grant date fair values of the awards. Each of our non-employee directors then in office received a single award of 2,924 RSUs, and Dr. Stanzione received an additional grant of 1,262 RSUs, on May 21, 2014, which was the date of our 2014 annual stockholders meeting. Each of Ms. Gregg and Dr. Leiden received prorated awards of RSUs when they became directors. RSUs reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. As of December 31, 2014, each non-employee director held the number of RSUs set forth beside his or her name below.

Dr. Baldwin	4,900	Mr. Pfeiffer	8,541
Dr. Britell	6,567	Mr. Ring	7,697
Mr. Buehler	1,976	Dr. Stanzione	6,162
Ms. Gregg	2,283	Dr. Wilensky	4,900
Dr. Leiden	1,195	Mr. Ziegler	8,234
Mr. Main	3,582

(3)	No stock options were awarded to our non-employee directors during 2014, except Mr. Main (see note 4). As of December 31, 2014, each non-employee director held options to purchase the number of shares of the Company’s common stock set forth beside his or her name below.

Dr. Baldwin	18,333	Mr. Pfeiffer	42,333
Dr. Britell	34,333	Mr. Ring	23,755
Mr. Buehler	26,333	Dr. Stanzione	52,703
Ms. Gregg	—	Dr. Wilensky	42,333
Dr. Leiden	—	Mr. Ziegler	34,333
Mr. Main	2,037

(4)	Compensation shown for Mr. Main includes the pro-rated equity award, consisting of both options and RSUs, which Mr. Main received in January 2014 when he became a director, for his service during the year ended at the Company’s 2014 annual stockholders meeting.

Director Compensation Program for 2015. No changes were made in the director compensation program for 2015.

Stock Ownership Information

We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with the interests of our stockholders. The Company maintains stock ownership and retention guidelines for its directors and executive officers. Under the guidelines for directors, each director’s ability to sell shares associated with equity awards is limited until the director owns not less than 6,000 shares of our common stock. The guidelines for our executive officers are discussed in “Compensation Discussion and Analysis” beginning on page 20.

The following tables show the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers as a group. Information in the table regarding the Company’s directors, nominees and executive officers is provided as of March 5, 2015.

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Name	Number of Shares Beneficially Owned	Percentage of Class
BlackRock, Inc. (1)	14,467,029	10.0
The Vanguard Group (2)	11,144,010	7.71
Macquarie Group Limited (3)	8,415,815	5.82
T. Rowe Price Associates, Inc. (4)	7,547,826	5.20

(1)	The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The ownership information is based on the information contained on a Schedule 13G filed by BlackRock with the SEC on January 9, 2015.

(2)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The ownership information is based on the information contained in the Schedule 13G filed by Vanguard with the SEC on February 9, 2015.

(3)	The business address of Macquarie Group Limited is No. 1 Martin Place, Sydney, New South Wales, Australia. The ownership information is based on the information contained in the Schedule 13G filed by Macquarie with the SEC on February 13, 2015.

(4)	The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The ownership information is based on the information contained in a Schedule 13G/A filed by T. Rowe Price with the SEC on February 17, 2015.

Name	Shares(1)	Shares Subject to Stock Options Exercisable within 60 days(2)	Total(3)	Shares Underlying RSUs(4)
Named Executive Officers
Stephen H. Rusckowski	74,062	362,447	448,135	61,778
Mark J. Guinan	10,070	44,846	54,916	36,069
Jon R. Cohen	48,782	49,643	101,462	12,910
Catherine T. Doherty	68,771	174,800	246,608	12,910
James E. Davis	7,025	37,151	62,138	15,657
Directors and Nominees
John C. Baldwin	7,975	12,222	20,197	4,900
Jenne K. Britell	8,584	28,222	36,806	6,567
Vicky B. Gregg	—	—	—	2,283
Jeffrey M. Leiden	—	1,502	1,502	1,195
Timothy L. Main	5,219	679	5,898	3,363
Gary M. Pfeiffer	8,310	28,222	36,532	8,541
Timothy M. Ring	—	17,644	17,644	7,697
Daniel C. Stanzione	20,175	33,234	53,409	6,162
Gail R. Wilensky	13,951	28,222	42,173	4,900
John B. Ziegler	8,591	20,222	28,813	8,234
All directors, nominees and executive officers as a group (17 persons)	330,011	1,046,581	1,418,875	217,527

(1)	Each person has sole voting power and sole dispositive power.

(2)	Includes shares of common stock which are subject to options issued under the Employee Plan or the Director Plan, as applicable, that were exercisable as of, or would become exercisable within 60 days of, March 5, 2015.

(3)	Includes shares of common stock which are subject to RSU awards issued under the Employee Plan or the Director Plan, as applicable, and that would convert to common stock within 60 days of March 5, 2015. Each executive officer, director and nominee, and all directors, nominees and executive officers as a group, beneficially owned less than 1% of the shares of common stock outstanding.

(4)	Shares of common stock corresponding to RSUs reported in this column are not beneficially owned and are not included in the total column in this table.

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INFORMATION REGARDING EXECUTIVE COMPENSATION

Proposal No. 2—Advisory Resolution to Approve Executive Compensation

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Pay for Performance. As discussed in “Compensation Discussion and Analysis” below, our executive compensation program is designed to pay for performance, to align the interests of our executive officers with the interest of our stockholders, to support the Company’s long and short term business goals and to promote the Company’s profitable growth. Our program reflects many “best practices.” The Company has continued to build on the strong foundation of its executive compensation program, and has recently taken additional steps to bolster the alignment of its compensation program with the interests of stockholders. Our executive compensation structure and levels in 2014 clearly demonstrates our commitment to aligning pay and performance.

Advisory Vote. This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next stockholder advisory vote to approve executive compensation will take place at the Company’s 2016 annual meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, in connection with the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

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Compensation Discussion and Analysis

Executive Summary

Introduction

The Compensation Committee (the “Committee”) determined 2014 compensation for the Company’s named executive officers after considering, among other things, the Company’s performance, the competitive market for executive talent, and the current environment in the healthcare industry, including in diagnostic information services. Building on the strong foundation of the Company’s executive compensation program and its track record of pay for performance, the Company recently has taken additional steps to bolster the alignment of its compensation program with the Company’s strategy and the interests of stockholders. Our executive compensation structure, compensation opportunity levels and pay outcomes in 2014 reflect our firm commitment to align pay with performance and the Company’s financial results and focus management on implementing the Company’s five-point business strategy.

2014 Company Performance

In 2014, we made good progress executing our five-point business strategy and delivering on our commitments. The Company achieved improvement in financial and operating metrics and exceeded several key financial targets. 2014 revenues from continuing operations of $7.4 billion were approximately 4% above the prior year, adjusted diluted earnings per share for 2014 increased 2.5% to $4.10 per share and we generated $938 million in operating cash flow. Our total shareholder return in 2014 was 28.1%, versus 18.6% for the median company in our compensation peer group and 13.7% for the S&P 500 index. In November 2014, at our second Investor Day, we shared our progress on our strategy and the commitments that we made in November 2012, reaffirmed our strategy and outlined our path forward. Set forth below are summary highlights of the Company’s 2014 progress on its five-point strategy.

Restore Growth

•	We restored growth, through acquisitions and improved sales effectiveness.

•	Our professional laboratory services business announced and implemented six new relationships, and we continue to expand our pipeline of hospitals and integrated delivery networks interested in working with us to improve outcomes and reduce costs.

•	Our focus on esoteric testing through our clinical franchises is yielding results (e.g., prescription drug monitoring, BRCAvantage breast cancer testing and non-invasive pre-natal testing).

•	We have a growing list of strategic partnerships with healthcare leaders, including UCSF and the Centers for Disease Control.

•	We also are making progress on some of our longer term goals, such as realizing the promise of precision medicine (e.g., our partnership with Memorial Sloan Kettering Cancer Center) and the value of our information assets (e.g., commercial expansion of our relationship with the Centers for Disease Control to improve surveillance of hepatitis C).

Drive Operational Excellence

•	We continued to make strong progress driving operational excellence and improving our quality, efficiency and customer experience. We improved performance on key medical quality and customer service measures as we became more efficient.

•	Our Invigorate cost excellence program delivered more than $200 million in realized savings in 2014. We exited the year with run-rate savings of more than $700 million, compared to 2011, surpassing our updated goal of $600 million.

•	At our second Investor Day in November, we announced a new goal for our Invigorate program: to deliver an additional $600 million in run-rate savings as we exit 2017.

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Simplify the organization to enable growth and productivity

•	We refreshed and strengthened our Board, further enhanced our senior management team and continued to build a stronger organization to improve our performance.

•	We introduced the Quest Management System. This system provides a foundation for day-to-day management, including best-in-class business performance tools, and will help us to develop the capabilities that we need to manage the Company more effectively.

Refocus on diagnostic information services

•	We are refocusing on diagnostic information services.

•	We continue to review our portfolio and look for options to build value for our stockholders.

Deliver disciplined capital deployment

•	We returned a majority of our free cash flow to stockholders, through dividends and repurchases of our common stock.

•	We reinvested in our business through $308 million in capital expenditures and closed on three acquisitions—Solstas Lab Partners, Summit Health and the outreach business of Steward Health—to aid our efforts to restore growth.

•	In January 2015, we announced the fourth increase in our quarterly common stock dividend since 2011, increasing the dividend by 15%, from $0.33 per common share to $0.38 per common share.

2014 Incentive Payment Outcomes Aligned with Performance; Additional Compensation Highlights

2014 payouts for our annual cash incentive awards and performance share awards for our named executive officers were aligned with the Company’s 2014 financial performance, and clearly demonstrated our commitment to aligning pay and performance. Reflecting the Company’s 2014 performance, 2014 annual cash incentive compensation for our named executive officers was 95% of target level. Payout on performance share awards for performance periods ending December 31, 2013 and December 31, 2014 reflected performance well below targets during the relevant 3-year performance periods. The following bullets summarize key aspects of 2014 compensation for our named executive officers. Please also see the charts, on page 28 and 33, respectively, discussing our historical payouts for our annual incentive awards and performance share awards.

•	For the second consecutive year, the Committee determined that, absent an increase in responsibilities, the base salary for each named executive officer would not be increased from the prior year level.

•	The Committee determined that the incentive target percentages for each named executive officer would not be changed from 2013.

•	The Committee awarded equity awards to our named executive officers having the same value as the awards that they received in 2013 (except Mr. Davis, whose equity award was increased, reflecting his increased responsibilities upon becoming Senior Vice President, Operations). This followed three consecutive years in which the value of the equity awards for our named executive officers in each year was lower than it was the preceding year (except Mr. Rusckowski, who joined the Company in 2012 and whose 2013 equity award was the same as his 2012 equity award).

•	The aggregate annual cash incentive payments under the Senior Management Incentive Plan (“SMIP”) for 2014 for our named executive officers, including Mr. Rusckowski, were 95% of target.

•	The Committee determined that the performance share awards for the 3-year performance period ended December 31, 2013 would be cancelled without payout, based on the Company’s failure to meet threshold performance criteria. The performance measure for these awards was the compound annual growth rate of the Company’s income from continuing operations during the performance period.

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•	The performance share awards for the 3-year performance period ended December 31, 2014 paid at 2% of target. The performance measures for these awards were compound annual growth rate of the Company’s revenue (50%) and average return on invested capital (50%) during the performance period.

For the performance year 2014, similar to 2013, actual earn-outs from performance shares were well below the targeted opportunity, reflecting sub-par three-year performance results. Taken in the aggregate, the results of our annual and long-term incentive programs demonstrate our commitment to aligning executive compensation with Company performance.

Recent Compensation Actions

At the Company’s 2014 annual meeting of stockholders, approximately 94% of votes cast on the say-on-pay proposal voted in favor of the compensation of our named executive officers. Both before and after the meeting, we undertook a multi-pronged effort to gain insights that would help us to improve our compensation program and to understand the concerns of our investors. We held discussions with our investors, including stockholders holding approximately 40% of the Company’s outstanding common stock, to discuss our executive compensation program (stockholders holding an additional significant percentage of our shares declined our invitation to have a discussion). The Committee also received advice from the Committee’s independent compensation consultant, considered market practices at peer companies and considered management recommendations based on the Company’s strategic direction and market practices. Insights gained from these efforts, including the feedback from our investors, were evaluated by our Committee, along with the results of the say-on-pay advisory vote, and were taken into account by the Committee in taking action regarding the Company’s compensation program in and for 2014.

Recently, the Committee has taken additional steps to strengthen our compensation program to foster improved Company performance.

•	In 2014, for the third consecutive year, the Committee enhanced our senior management retention and ownership guidelines. As updated, the guidelines provide that the minimum shareholding requirement for our CEO is six times base salary. See “Executive Share Retention Guidelines,” beginning on page 25.

•	The equity awards approved by the Committee in February 2014 included award features that the Committee first adopted in August 2013, including “double trigger” vesting in connection with a change in control and elimination of pro rata vesting upon a voluntary resignation from employment. All 2014 awards vest in connection with a change in control only if the executive’s employment is actually or constructively terminated within two years after a change in control.

•	For 2014, the Committee revised the mix of the equity awards for the less senior participants in our annual equity award program. To better align with market practice, these participants now receive equity awards that consist solely of options (50%) and RSUs (50%). More senior participants, including our executive officers, continue to receive 40% of their award in the form of performance shares.

•	For 2014, the Committee also expanded the pool of recipients that received an equity award. The Committee awarded a significant number of equity awards, consisting solely of RSUs, to more than 200 high-performing employees who historically have not received equity awards as part of their annual compensation. These “special recognition awards” are designed to foster an alignment of stockholder interests with a broader group of employees, and to incent these employees to continue to perform at a high level.

•	In February 2015 the Committee adopted a new performance measure, focused on the Company’s Invigorate cost excellence program, for the 2015 performance share awards. The new measure furthers the alignment of the performance shares with the Company’s five-point strategy during the three-year performance period that coincides with the three-year tenure of the new phase of the Invigorate program. The performance measures for the 2015

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performance share awards are: revenue growth (40%); return on invested capital (35%); and run-rate savings on the Company’s Invigorate cost excellence program (25%).

Strong Foundation

Our program is designed to align executive compensation with the Company’s performance. In recent years the Committee has built a strong foundation for our executive compensation program, and, in addition to the actions noted above, has taken numerous steps to enhance the program’s alignment of pay and performance.

•	In 2012, we rebalanced the mix of equity awards for our executive officers to increase the portion allocated to performance shares and stock options and decrease the percentage allocated to restricted share units (“RSUs”). Each year, annual equity awards (i.e., awards other than inducement awards) for our executive officers consist primarily of stock options and performance share grants, plus a relatively small allocation (i.e., less than 25%) of RSUs. In 2014, the annual equity awards for our executive officers consisted of 40% performance shares, 40% options and 20% RSUs.

•	Since 2012, the performance metrics for performance share awards, which are earned over a three-year performance period, are based 50% on average return on invested capital and 50% on revenue growth over the performance period. We believe, based on a study conducted at the request of the Committee by an independent consultant, that these metrics are highly correlated with long-term stockholder value creation. We maintained the same metrics in the 2014 performance share awards for our executive officers.

•	The terms and conditions of Mr. Rusckowski’s employment agreement, entered in 2012, were responsive to stockholder concerns. See “Employment Agreement” beginning on page 42. The base salary, annual incentive compensation and ongoing long-term compensation provided under the employment agreement with Mr. Rusckowski were near the median of the compensation packages provided at the time to executives with comparable positions in the Company’s peer group. In addition, under the terms of his employment agreement:

•	Mr. Rusckowski is not entitled to a supplemental executive retirement plan;

•	The terms of Mr. Rusckowski’s ongoing equity awards are the same as those of the Company’s other executive officers;

•	Mr. Rusckowski has a double trigger change-in-control provision for cash severance payments; and

•	Mr. Rusckowski is not entitled to tax gross ups for any severance payments.

•	In July 2013, the Company hired a new Chief Financial Officer from outside the organization. In negotiating Mr. Guinan’s employment with the Company, we were mindful of stockholder concerns regarding executive compensation levels. Mr. Guinan’s base salary annual incentive award and ongoing long-term incentive compensation were near the median of compensation packages provided at the time to executives in comparable positions in the Company’s peer group and significantly lower than the compensation package of our prior Chief Financial Officer.

•	See “Effect of One-Time Awards” on page 41 for “normalized” compensation information for Mr. Rusckowski for 2012, 2013 and 2014, and for Mr. Guinan for 2013 and 2014 (i.e., prepared using the same methodology as used for our 2014 Summary Compensation Table, but excluding the value of the one-time inducement and catch-up awards made in their respective years of hire).

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Best Practices

Our program reflects many best practices.

What We Do	What We Don’t Do

•   Link executive pay to performance

•   Maintain a clawback policy that covers both equity and cash incentive awards to current and former executive officers and key employees

•   Maintain share ownership and retention guidelines for executives and members of senior management

•   Use three-year vesting for equity awards

•   Provide for “double trigger” change-in-control vesting in all new equity awards: awards vest following a change in control only if the employee experiences a qualifying termination of employment

•   Utilize an independent compensation consultant

•   Maintain an investor outreach program to incorporate feedback in our compensation programs

•   Annual “say on pay” vote

•   Program designed to maximize tax deductibility for the Company

•   Evaluate management succession and leadership development efforts

•   No excise tax gross-ups upon a change in control

•   No supplemental executive retirement plans

•   No single-trigger vesting in connection with a change in control for equity awards made after August 2013

•   No hedging or pledging or speculative transactions in our securities by directors and executive officers

•   No repricing of equity awards without stockholder approval

•   No excessive perquisites

•   No payment of dividends or dividend equivalents on performance shares

•   No vesting schedule that allows full vesting of equity awards prior to the first anniversary of grant (except for 5% of awards)

•   No encouraging imprudent risk taking

•   No employment agreements for executive officers except our CEO

Executive Compensation Philosophy

The objective of our executive compensation program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our stockholders. The Committee is firmly committed to pay for performance: the compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

The principal components of compensation for our named executive officers are:

•	Base salary;

•	Annual performance-based cash incentives, generally paid under the SMIP;

•	Long-term incentive awards issued under the Employee Long-Term Incentive Plan (“Employee Plan”) in the form of stock options, RSUs and performance shares; and

•	Deferred compensation, including Company matching contributions or credits, under the tax-qualified Quest Diagnostics Profit Sharing Plan (the “401(k) Plan”) and the non-qualified Supplemental Deferred Compensation Plan (“SDCP”).

Our executive compensation program is designed to:

•	Attract and retain talented executives;

•	Motivate executives to achieve results that appropriately balance the short-term and the long-term interests of our stockholders, employees and customers;

•	Reward corporate and individual performance;

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•	Support our business strategy and financial objectives; and

•	Provide flexibility and responsiveness to changing business conditions, as well as the growth and diversification of the Company.

We make very limited use of employment agreements with executive officers. Of our named executive officers, only Mr. Rusckowski, our President and Chief Executive Officer, has an employment agreement. Our other named executive officers are “at will” employees.

We believe that our executive compensation program is fully aligned with stockholder interests. Our annual cash incentives reward the achievement of annual performance, including operating and strategic goals (both financial and non-financial). The Committee generally sets, for both annual and long-term incentive compensation, performance goals with targets based on the Company’s operating plan and aligned with our strategy; non-financial goals generally are objective in nature. The Committee’s recent approach is discussed in “Annual Cash Incentive Compensation” on page 28 and “Long-Term Incentive Awards” on page 31. Our compensation mix, long-term incentive awards and key performance metrics are designed to foster long term stockholder value creation and reduce emphasis on risky short-term behavior. Our equity awards, including their vesting features, combined with our senior management share retention and ownership guidelines, are designed to link executive compensation to long-term stock performance.

Under our pay for performance approach, significantly more than half of the total compensation of our executive officers is performance-based, in the form of annual incentive compensation and long-term incentive awards. For Mr. Rusckowski, approximately 87% of his target total compensation for 2014 was performance-based. In addition, the greater portion of the incentive awards of our executive officers is focused on long-term awards (equity), to drive stockholder value.

Executive Share Retention Guidelines

Since 2005 we have maintained senior management retention and ownership guidelines. In 2014, for the third consecutive year, the Committee enhanced the guidelines. The updated guidelines now provide that the minimum shareholding requirement for our CEO is six times base salary. Under the guidelines, an officer’s ability to sell shares associated with equity awards is limited until the officer satisfies a minimum ownership position. Our executive officers are required to retain 75% of net shares received from vesting of RSUs and performance shares and from the exercise of stock options, until they achieve their minimum shareholding requirement. For our executive officers other than our CEO, the minimum shareholding requirement is four times base salary. For other employees subject to the guidelines, the minimum shareholding requirement is two or three times base salary, depending on position. The Committee periodically reviews these guidelines and may adjust them. We determine the number of shares corresponding to these thresholds on April 1 of each year using the average annual price of our common stock during the preceding calendar year and the executive’s base salary as of the first business day in April. For purposes of determining whether an employee has met the minimum shareholding requirements, we give the employee credit for shares subject to unvested RSUs but do not give the employee credit for shares subject to stock options or unvested performance share awards.

As of December 31, 2014, all of our named executive officers hold stock in excess of his or her minimum ownership requirement, except for Mr. Davis, who only joined the Company in April 2013. Under our policy, if a named executive officer satisfies the minimum share ownership requirements in our guidelines, the Committee monitors future equity awards to that person to assure that the interests of the named executive officer and stockholders continue to be significantly aligned and, if warranted, adjust the minimum share ownership requirements or add retention requirements.

Policies Regarding Hedging and Pledging our Common Stock

Our directors and executive officers are prohibited from pledging Quest Diagnostics common stock to secure a loan, and from holding such stock in a margin account. Our directors and executive officers also are prohibited from entering into transactions that result in a financial benefit

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if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, our directors and executive officers, as well as certain other employees, may purchase or sell Company securities only during window periods of 30 calendar days that generally begin on the second business day following the issuance of our quarterly earnings releases.

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy. The Committee oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee is supported in its work by our Senior Vice President, Chief Human Resources Officer and his staff and the Committee’s independent compensation consultant.

Within the framework of the executive compensation programs approved by the Committee, the Chief Executive Officer recommends to the Committee individual compensation for the executive officers, other than himself. These recommendations are based on market data and Company and individual performance. He also recommends incentive compensation measures to align compensation with our corporate objectives. The Chief Executive Officer is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions. The Chief Executive Officer does not make any recommendations to the Committee regarding his own compensation.

The Committee annually reviews the compensation arrangements for the Company’s executive officers to assess whether the arrangements encourage risk taking that is reasonably likely to have a material adverse effect on the Company. The Committee conducted an annual review in October 2014 and concluded that the compensation arrangements for the Company’s executive officers do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

The Committee engaged Pay Governance LLC as its independent compensation consultant. At the Committee’s request, in 2014 the consultant provided analyses and information regarding market practices and trends in executive and director compensation, advised the Committee on the design of our executive compensation programs to ensure the linkage between pay and performance, and provided related advice and services (e.g., in connection with the proposed amendment of the Employee Plan). Pay Governance periodically meets with the Committee’s Chairman to discuss compensation matters, and it periodically participates in private sessions of the Committee (without Company employees present). Pay Governance provides no services to the Company other than its services to the Committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. Pay Governance reports directly to, and is directly accountable to, the Committee. The Committee has the sole authority to retain, terminate and obtain the advice of Pay Governance, at the Company’s expense. In February 2015, the Committee conducted a formal assessment of Pay Governance in accordance with Securities and Exchange Commission and New York Stock Exchange rules and determined that Pay Governance is independent from the Company’s management and that its work for the Committee has not raised any conflict of interest.

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including base salary, annual incentive awards and long-term incentive awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with the Committee’s consultant, annually prepares analyses of each named executive officer’s

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compensation, including tally sheets. The review includes current and prior year compensation information regarding base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including termination in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analysed relative to market data for comparable positions in a peer group. In 2014, after considering the recommendation of its independent consultant, the Committee enhanced the Company’s peer group by replacing two companies having revenues and a market capitalization significantly higher than the Company’s, Express Scripts Holdings and Medtronic, with Catamaran and Agilent Technologies. Thus, the peer group now consists of the following 16 companies, which are generally in the healthcare services, equipment and distribution industries.

•	Agilent Technologies Inc.	•	Henry Schein, Inc.
•	C.R. Bard, Inc.	•	Hospira, Inc.
•	Baxter International Inc.	•	Laboratory Corporation of America Holdings
•	Becton, Dickinson and Company	•	Omnicare, Inc.
•	Boston Scientific Corporation	•	Owens & Minor, Inc.
•	Catamaran Corporation	•	St. Jude Medical, Inc.
•	Covidien PLC	•	Stryker Corporation
•	DaVita Inc.	•	Zimmer Holdings, Inc.

For the named executive officers, the Committee establishes target compensation consistent, to the extent possible, with comparable positions in the peer group and provides our named executive officers with the opportunity to earn greater rewards for performance that exceeds established goals. Our practice is to establish base salary, annual cash incentive targets and long-term incentive award levels and terms to deliver total direct compensation at market competitive levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance. We adjust the comparisons to take account of different scope of job responsibility where appropriate. Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. The economic value of each participant’s prior equity awards at the date of grant is considered when setting annual compensation packages. We do not take into account realized or unrealized gains from previous equity awards in setting subsequent total compensation levels. Based on the 2014 review, the target total direct compensation for Mr. Rusckowski, the Chief Executive Officer, was at the 49th percentile of the peer group, while the target total direct compensation for the other named executive officers ranged from the 17th percentile to the 81st percentile.

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined 2014 base salary adjustments based on an assessment of our 2013 results and each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. When considering base salary adjustments for 2014, the Committee recognized that the Company’s 2013 financial performance was below planned levels, and that our stock price declined in 2013 when many companies in our peer group and the S&P 500 experienced substantial growth. After considering these factors, the Committee determined that, absent a change in responsibilities, the

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2014 base salary for each named executive officer would not be increased from the 2013 level and established the 2014 base salary for each named executive officer identified in the following chart, at the level and reflecting the increase set forth in the chart.

	Increase in Base Salary (%)	2014 Base Salary ($)
Stephen H. Rusckowski	0	1,050,000
Mark J. Guinan	0	550,000
Dr. Jon R. Cohen	0	573,900
Catherine T. Doherty	3.8	540,000
James E. Davis	10	550,000

In 2014, Ms. Doherty and Mr. Davis both undertook additional responsibilities. Mr. Davis became Senior Vice President, Operations, and Ms. Doherty assumed responsibility for the Company’s employer solutions, healthcare information technology and risk assessment businesses. The total base salary paid to each named executive officer in 2014 is reported in the “2014 Summary Compensation Table” on page 38.

Annual Cash Incentive Compensation

Introduction

We generally pay annual incentives to our executive officers in accordance with the SMIP, which our stockholders approved at our 2003 annual stockholders meeting.

The Committee’s approach to annual incentive compensation generally has been:

•	Tie annual incentive compensation to key operating goals;

•	Establish targets that are challenging, yet attainable; and

•	Maximum payout of 2x target requires extraordinary performance.

The following table sets forth, for each year since 2005, the aggregate annual cash incentive payments as compared to target for the named executive officers then in office. Since 2005, even in years that the Company had strong financial performance, annual incentive compensation payouts never reached 1.5x target. The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that annual incentive compensation has been sensitive to Company performance.

Year	Incentive Payment as Compared to Target (%)
2005	82
2006	148
2007	103
2008	112
2009	129
2010	64
2011	88
2012	72	*
2013	10
2014	95

*	Excludes the annual incentive payment to Mr. Rusckowski, who joined the Company mid-year and, pursuant to his employment agreement, was paid at a guaranteed target level, rather than based on performance.

Annual Incentive Compensation for 2014

For 2014, we paid annual incentive compensation under the SMIP to all the named executive officers. The Committee determined the incentive target for annual incentive compensation for each

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named executive officer at the beginning of 2014. In establishing the targets, the Committee considered the factors discussed above. For 2014, the Committee determined that the incentive target percentages for each named executive officer would not be changed from 2013.

For each named executive officer who received an annual cash incentive for 2014, the threshold, target and maximum performance criteria were established with payout opportunities set at zero, one-times (1x), and two-times (2x) target incentive, respectively. Rewards for performance levels between these levels were interpolated. All annual cash incentive payments to our named executive officers are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year. The Committee retains the discretion to adjust performance measures to focus on the operating performance of the Company, to avoid unintended compensation results and to ensure that participants are not inadvertently given incentives to avoid taking actions in the long-term interest of the Company and its stockholders.

For 2014, the target incentives and payouts for the named executive officers are summarized in the following chart.

	2014 Target Incentive as a % of Salary	2014 Actual Payment as a % of Target	2014 Actual Payment as a % of Salary
Mr. Rusckowski	130	95	123
Mr. Guinan	90	95	85
Dr. Cohen	70	95	66
Ms. Doherty	70	95	66
Mr. Davis	70	95	66

In 2014, annual cash incentive payouts for the named executive officers were based on performance against both financial and non-financial goals. The principal financial goals related to achieving budget targets, including earnings per share, revenues and operating income. The additional goals were integrally related to, and designed to foster key elements of, the Company’s five-point strategy. The Committee set the performance measures and the weights for each based on the relative importance of the goals. Each of the named executive officers had the same goals and weightings. The following chart shows the goals, the relative weight allocated to each goal, results and resulting payout factors for 2014.

Weight (%)	Measure/Objective	Target	Plan Results	Weighted Payout Factor %
20	Adjusted earnings per share	$4.05	$4.10	24.0
40	Revenue attainment	$7,397MM	$7,435MM	46.0
20	Adjusted operating income	$1,151MM	$1,119MM	6.2
10	Employee engagement	68.8%	67.6%	6.8
10	Medical quality and customer experience	multiple	multiple	11.6
	Total			94.6

Assessment of employee engagement was based on indices built from employee survey questionnaires.

Medical quality and customer experience focused on medical quality (50%) and customer service (50%), as part of the Company’s five-point strategy. These goals were developed to drive operational excellence during 2014 and to position the Company for the future. The medical quality goals included measures such as lost specimens and revised reports; the service quality goals included measures such as patient waiting time, first call resolution and turn-around times.

Adjusted diluted earnings per share (EPS) from continuing operations, revenue and adjusted operating income were weighted heavily in order to provide the proper incentive to management to stimulate profitable growth. When the Committee established these performance standards for the year, it retained discretion to adjust them for the effect of certain specified items. For 2014, the Committee retained discretion to adjust EPS from continuing operations and operating income for the following categories: (i) gains and losses from the sale of a business; (ii) charges related to the impairment of goodwill or intangible assets; (iii) charges related to reorganization and restructuring

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programs; (iv) charges related to the acquisition or integration of a company or business; (v) cumulative effect, or one-time gains or losses, associated with the adoption of accounting changes; (vi) extraordinary gains or losses; (vii) gains or losses on debt extinguishment; and (viii) effects of changes in tax laws or the rate on deferred tax assets and liabilities. The Committee selected these categories because the Committee desires to incent management to focus on the operating performance of the Company and these categories (1) reflect matters outside the control of participants which could create “windfall” benefits or undue penalties for participants (for example, changes in tax laws or accounting standards) or (2) accommodate the Committee’s concern not to inadvertently penalize participants for taking actions in the long-term interest of the Company and its stockholders (for example, a restructuring of operations) out of concern for the action’s impact on EPS from continuing operations or operating income.

In accordance with the Quest Diagnostics policy, for fiscal year 2014 the Committee made several adjustments to the Company’s results for purposes of calculating performance under the SMIP. The Committee made these adjustments, which totaled $.32 per share in the case of EPS from continuing operations, and $136 million in the case of operating income, to ensure that participants would not be rewarded for certain gains or penalized for having made decisions intended to foster long-term value creation, rationalize operations and allow for long-term reductions in cost. When making these adjustments, the Committee also noted the Company’s performance in 2014, including the items discussed in “Executive Summary—2014 Company Performance” beginning on page 20. The Company disclosed these adjustments when reporting its quarterly and annual 2014 financial performance. The following table reconciles the adjustments made for 2014 and provides a brief description of each adjustment.

Non-Recurring Items Excluded from 2014 SMIP Calculations

	Diluted EPS from Continuing Operations	Operating Income	Explanation
Diluted EPS from continuing operations, as reported	$3.78
Operating income, as reported		$983MM
Restructuring and integration charges	$0.53	$121MM	Costs associated with restructuring and integrating our business, including workforce reductions
Extraordinary gains or losses	($0.03)	$(9)MM	Extraordinary gain associated with a decrease in the fair value of the contingent consideration accrual associated with an acquisition
Tax items, including favorable resolution of tax contingencies	($0.30)	N/A	Tax items to be excluded
Legal settlements	$0.12	$24MM	Costs of legal settlements
Cumulative adjustment	$0.32	$136MM
Adjusted diluted EPS from continuing operations used for SMIP	$4.10
Adjusted operating income used for SMIP		$1,119MM

Some individual adjustments made by the Committee had the effect of increasing adjusted diluted EPS from continuing operations and adjusted operating income; others had the effect of decreasing these measures. Had the Committee not made the adjustment to EPS from continuing operations, the weighted payout factor percentage for this performance measure would have been

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0%. Had the Committee not made the adjustment to operating income, the payout factor percentage for this measure would have been 0%. The following table shows, on a pro forma basis, the payments that would have been made, both as a percentage of target and as a percentage of salary, had the Committee not made the foregoing adjustments (these amounts would replace the numbers under the headings “2014 Actual Payment as a % of Target” and “2014 Actual Payment as a % of Salary” in the table on page 29).

	2014 Payment as a % of Target (Pro Forma)	2014 Payment as a % of Salary (Pro Forma)
Mr. Rusckowski	64	84
Mr. Guinan	64	58
Dr. Cohen	64	45
Ms. Doherty	64	45
Mr. Davis	64	45

Without giving effect to the adjustments to EPS from continuing operations and operating income described above, the annual incentive awards to the Company’s named executive officers in respect of 2014 as reported in the “Non-Equity Incentive Plan Compensation” column in the 2014 Summary Compensation Table on page 38 would have been as follows: Mr. Rusckowski—$879,060; Mr. Guinan—$318,780; Dr. Cohen—$258,714; Ms. Doherty—$241,004; and Mr. Davis $241,872.

2014 Conclusion

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2014 were consistent with the objectives of our executive compensation program.

Long-Term Incentive Awards

Introduction

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our stockholders;

•	Provide long-term compensation opportunities consistent with market practice;

•	Incent and reward long-term value creation; and

•	Provide a retention incentive for key employees.

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, without limitation:

•	The value of similar incentive awards to executive officers in the peer group; and

•	The individual’s scope of responsibility, performance and contribution to meeting the Company’s objectives.

The Committee is responsible in its use of equity as long-term incentive compensation. The number of shares outstanding in connection with our equity awards as a percentage of our total outstanding shares (our “overhang”) is modest relative to our peer group.

Timing of Equity Awards; Awards Committee

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. It also has been the Committee’s practice to make equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

In 2013, upon the Committee’s recommendation, the Board created a new committee, the Awards Committee, consisting of one director, and delegated to the committee (i) certain authority

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to grant equity awards under the Employee Plan and (ii) authority to make corrections to awards approved by the Compensation Committee, to the extent the Awards Committee determines that corrections are necessary or appropriate to carry out the Compensation Committee’s intentions. At this time, the Awards Committee consists of Mr. Rusckowski.

The Awards Committee is authorized to grant the full range of awards that can be issued under the Employee Plan. There are, however, significant limits on awards that the Awards Committee may grant. These include: (i) a prohibition on awards to executive officers; (ii) a prohibition on awards to any individual whose base salary exceeds a threshold amount; (iii) an annual limit on awards issuable to any individual; and (iv) an annual limit on aggregate awards. In addition, awards issued by the Awards Committee are required to vest over three years, in accordance with a schedule approved by the Board that is consistent with the vesting schedule that applies to equity awards approved by the Compensation Committee. It is expected that the Awards Committee will approve awards from time to time as it determines appropriate, and that the awards will be issued for, among other purposes, new hires, promoted employees, employee retention and special recognition awards, including for high-performing employees who generally are not eligible for annual equity awards. The Awards Committee regularly reports to the Compensation Committee awards granted by, and corrections made by, the Awards Committee. In 2014, 70,024 options, 3,827 performance shares, and 16,240 restricted share units were granted by the Awards Committee.

Approach to Performance Share Awards

For many years, the Committee has included an annual grant of performance shares in the long-term incentive awards to our employees, including our executive officers. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Our performance shares are generally based on a three-year performance period and reward financial and operational performance during that period. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value. New performance share awards are made each year such that participating named executive officers will participate in up to three overlapping performance periods.

For each performance share award, the Committee establishes baselines, target performance levels and the measurement period. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.

The Committee’s approach to performance share awards has been:

•	Establish targets that are challenging, yet attainable;

•	Maximum payout of 2x target requires extraordinary performance.

The following table sets forth, for each year since 2005, the aggregate performance share award payouts as compared to target for the named executive officers then in office. Since 2005, although in some cases targets have been exceeded, performance share award payouts have never reached 1.5x target. The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that performance share award payouts have been sensitive to Company performance.

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Year of Grant	Year Paid	Performance Share Payout as Compared to Target (%)
2005	2008	23
2006	2009	37
2007	2010	127
2008	2011	141
2009	2012	117
2010	2013	33
2011	2014	0
2012	2015	2
2013	N/A	N/A
2014	N/A	N/A

Determination of February 2011 Performance Share Awards

In February 2014, the Committee determined payment for performance share awards made in February 2011. At the time of grant, the Committee established baselines, target performance levels and the measurement period. The performance measure was the compound annual growth rate of the Company’s income from continuing operations (subject to adjustment for predefined categories discussed below and calculated in accordance with the plan). The measurement period was January 1, 2011 to December 31, 2013.

When the Committee established this performance measure, it retained discretion to adjust income from continuing operations as reported in the Company’s financial statements to ignore the effect of certain specified items (generally under the same categories identified above in the discussion of annual incentive compensation, and for the same reasons). The following table shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Compound annual growth rate in income from continuing operations (%)	Performance Shares Earned (as multiple of target number of shares)
0	0
3	1
5.5	1.4
7	2

In accordance with Quest Diagnostics policy, for purposes of calculating the award payouts, the Committee determined to adjust 2013 income from continuing operations. When making the adjustments, the Committee recognized that the Company’s 2013 financial performance was below planned levels, and that our stock price declined in 2013 when many companies in our peer group and the S&P 500 experienced substantial growth. The Committee also recognized that the Company executed its 5-point strategy launched in November 2012, and that despite a challenging environment, the Company implemented a great deal of change in a very short time and made good progress, including:

•	Restore growth. In 2013, we launched Project Restore, re-organized into a single commercial organization, launched our clinical franchise organizations to focus on new opportunities, and initiated our professional laboratory services business. Our fourth quarter 2013 results reflected sequentially improving year-over year trends for volume, revenues per requisition and revenues.

•	Drive operational excellence. We made strong progress driving operational excellence and improving our quality and efficiency. Invigorate delivered more than $250 million in realized savings in 2013. We exited 2013 with run-rate savings of more than $500 million, compared to 2011, surpassing the original Invigorate goal established in 2011 a year earlier than planned.

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•	Simplify the organization to enable growth and productivity. We revised our senior management team and restructured our organization to eliminate silos in our core business and provide for leadership in defined geographies. These changes included the elimination of three management layers and over 500 management positions.

•	Refocus on diagnostics information services. We refocused on diagnostic information services. We sold our HemoCue and Enterix diagnostic products businesses and the ibrutinib royalty rights, generating approximately $800 million in gross proceeds.

•	Deliver disciplined capital deployment. In 2013, we returned more than $1 billion to stockholders through repurchases of our common stock, including the proceeds from our portfolio dispositions. In January 2014 we announced the third increase in our quarterly common stock dividend since 2011, increasing the dividend by 10%, from $0.30 per common share to $0.33 per common share. We reinvested in our business through $231 million in capital expenditures and closed on four laboratory acquisitions in order to aid our efforts to restore growth.

The Committee excluded several items from the Company’s results for purposes of calculating performance under the awards. The Committee made these adjustments to exclude the impact of unusual or nonrecurring items that had a negative impact on 2013 income from continuing operations and to incent management to make decisions that are focused on long-term value creation. These are the same adjustments that the Committee approved for the 2013 annual incentive compensation under the SMIP and were discussed in the Company’s 2014 proxy statement. The Company disclosed these adjustments when reporting its quarterly and annual 2013 financial performance. The following table reconciles the adjustments, which totaled $(202) million, made for 2013 and provides a brief description of each adjustment.

Unusual or Non-Recurring Items Excluded from 2013 Calculation of Income from Continuing Operations

Explanation
Income from continuing operations, as reported	$814MM
Ibrutinib (gain on sale of royalty rights)	$(298)MM	Exclude income included form sale of ibrutinib royalty rights
Loss on sale of Enterix	$25MM	Exclude loss on sale of Enterix
Restructuring charges, principally severance	$47MM	Costs primarily associated with workforce reductions
Restructuring-related professional fees, integration costs and program management costs	$24MM	Costs including integration costs and professional fees and program management costs associated with restructuring and integrating our business
Cumulative adjustment	$(202)MM
Adjusted income from continuing operations for performance shares	$612MM

In the aggregate, the adjustments made by the Committee had the effect of decreasing income from continuing operations, with the result that the awards were cancelled without payout. The Committee determined that the compound annual growth rate in the Company’s income from continuing operations for the performance period was (4.8)% (4.7% if the Committee had not made the adjustments described above) and that the earnings multiple applicable to these awards during the performance period was 0% of target (decreased from 127% if the Committee had not made such adjustments). The Committee determined that the awards would be cancelled without payout, based on the Company’s failure to meet threshold performance criteria during the performance period.

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2014 Equity Awards

In February 2014, the Committee awarded long-term compensation for 2014 to the named executive officers, resulting in the equity awards shown for them in the “2014 Summary Compensation Table” and the “2014 Grants of Plan-Based Awards Table” on pages 38 and 40.

In considering the size of the award for each of these named executive officers, the Committee considered the factors described above, including the performance of the Company and the executive during 2013 and the competitive market for executive talent. In an effort to maintain market competitive levels in the total compensation of our named executive officers, in 2014 the Committee awarded to our named executive officers, except Mr. Davis, equity awards having the same value as the awards that they received in 2013. Mr. Davis’s 2014 equity award was increased, reflecting his increased responsibilities upon becoming Senior Vice President, Operations.

After discussion regarding potential changes in approach for 2014 long-term incentive awards, the Committee determined to maintain the general structure of the long-term incentive program for 2014, with some modifications from 2013. In August 2013, the Compensation Committee approved a new approach to vesting of the Company’s equity awards in the change in control context. The new approach provides for “double trigger” vesting in connection with a change in control. Thus, the awards vest in connection with a change in control only if the executive’s employment is actually or constructively terminated within two years after a change in control. The Compensation Committee also eliminated pro rata vesting upon voluntary resignation from employment and approved an enhanced form of employee equity award agreement. The awards approved by the Committee for the named executive officers in February 2014 reflect all these enhancements.

For 2014, the Committee decided again that the more senior participants in the equity award program, including all our executive officers, would receive a mix of annual equity awards consisting of over 75% stock options and performance share grants, with the remainder consisting of RSUs. To better align with market practice, the Committee also determined that less senior participants in the program would receive equity awards consisting solely of stock options and RSUs. The Committee also approved a significant number of equity awards, consisting solely of RSUs, to high-performing employees who generally do not receive equity awards as part of their annual compensation. These “special recognition awards” were designed to foster an alignment of shareholder interests with a broader group of employees, and to incent these employees to continue to perform at a high level. The Committee believes that this program, emphasizing performance shares and options for our most senior employees, including all of our executive officers, reflects a focus on pay for performance and competitive considerations, and supports our business strategy. The program also fosters the ownership culture that the Committee seeks to encourage among our employees, including our senior management.

We continued to use stock options as a component of our equity awards in 2014 because they align incentives with stockholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees. Stock options generally vest 33-1/3 percent on each of the first, second and third anniversaries of the grant date.

In 2013, the performance measure for performance share awards was based 50% on revenue growth and 50% on average return on invested capital. As part of the Committee’s effort to maintain alignment of executive compensation with achievement of the Company’s financial goals and stockholder value, the Committee maintained these same performance measures for 2014. For purposes of the awards, we will calculate average return on invested capital by averaging, over the three-year performance period: (i) our annual income from continuing operations (excluding net income attributable to non-controlling interests) plus after-tax interest expense, divided by (ii) the total average debt and average stockholder equity for the relevant year. The target performance shares subject to the 2014 performance share awards will be earned over a three-year period ending December 31, 2016 and will be paid out in shares of the Company’s common stock after the end of the performance period to the extent that the performance level is achieved. Determination of the shares payable pursuant to the 2014 performance share award will be made after the end of the performance period.

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For our most senior employees, including our executive officers, less than 25% of the total value of the 2014 annual equity award was delivered in the form of RSUs, which generally vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. The Committee considers stock options and performance shares to be more strongly performance-related than RSUs. We believe that RSUs enhance retention across business cycles because they retain a portion of their value if our stock price declines from the grant date price. RSUs also foster an ownership culture, help motivate employees to perform at peak levels across business cycles and motivate increasing stockholder value.

2015 Actions

In February 2015, the Committee determined payment for performance share awards made in February 2012. The performance period for those awards ended on December 31, 2014. The performance measures were the compound annual growth rate of the Company’s revenues (50%) and the compound annual growth rate in the Company’s return on invested capital (50%) (in each case subject to adjustment for predefined categories and calculated in accordance with the plan). The Committee determined that the earnings multiple applicable to these awards during the performance period was 2% of target. Determination of these awards will be discussed in the 2016 Compensation Discussion and Analysis.

After discussion regarding potential changes in approach for 2015 long-term incentive awards, in February 2015 the Committee determined to revise the performance measures for the 2015 performance share awards by adding a new measure. The new measure, which focuses on the Company’s Invigorate cost excellence program, furthers the alignment of the performance shares with the Company’s five-point strategy during the three-year performance period that coincides with the three-year tenure of the new phase of the Invigorate program. The Committee determined that the performance measures for the performance share awards would be: revenue growth (40%); return on invested capital (35%); and run-rate savings on the Company’s Invigorate cost excellence program (25%).

Other

Benefits

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in the 401(k) Plan, in which participants may defer a portion of their eligible cash compensation up to limits established by law. All the named executive officers also are eligible to participate in the SDCP. The purposes of the 401(k) Plan and the SDCP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP, see “2014 Nonqualified Deferred Compensation Table” on page 45.

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans and the employee stock purchase plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. In 2014, the named executive officers except Dr. Cohen were entitled to receive tax and financial planning services, within certain limits. The Company has a security plan approved by the Committee for Mr. Rusckowski; Mr. Rusckowski and his family use Company aircraft for personal travel. Pursuant to an Aircraft Timesharing Agreement approved by the Committee, Mr. Rusckowski will reimburse the Company for its aggregate incremental cost arising out of Mr. Rusckowski’s personal use of Company aircraft after the

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aggregate incremental cost to the Company of Mr. Rusckowski’s personal use exceeds $100,000 in a year. Pursuant to his employment agreement, the Company also reimbursed Mr. Rusckowski for driver and vehicle costs. These perquisites are disclosed in the “2014 Summary Compensation Table” on page 38.

Severance

The Company’s Executive Officer Severance Plan covers the named executive officers. No named executive officer will receive any severance benefits solely as a result of a change of control. For additional information, see “2014 Potential Payments upon Termination or Change in Control” on page 46 We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Impact of Tax Treatment

The Internal Revenue Code precludes a public company from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer. This limitation does not apply to compensation that meets the tax code requirements for qualifying performance-based compensation. Annual incentive awards for 2014 were awarded under the SMIP, which specifies a maximum amount that can be awarded to a participant for any year based on the Company’s earnings, i.e., 1% of the Company’s income before taxes and extraordinary gains and losses as reported in its audited consolidated financial statements for the relevant fiscal year, after adjustment for certain items identified in the SMIP. The amount of annual incentive actually awarded for the year, however, is determined by the Committee, applying the compensation framework described above and subject to the condition that the Company may pay less (but not more) than the maximum. For 2014, the Committee certified the maximum amount payable under the SMIP as $9,486,000 per executive and exercised its discretion to award lesser amounts under the plan. The Company’s annual cash bonuses and equity awards generally are designed to satisfy the requirements for deductible compensation, but the Committee retains the flexibility to pay compensation or grant awards that may not be deductible if the Committee determines it to be consistent with the Company’s objectives for our executive compensation program. The portion of Mr. Rusckowski’s base salary over $1 million is not considered performance-based and is not deductible by the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2014.

Compensation Committee

Timothy M. Ring, Chairman
John C. Baldwin, M.D.
Vicky B. Gregg
Jeffrey M. Leiden, M.D., Ph. D.
Gail R. Wilensky, Ph.D.

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Risk Assessment

Management has reviewed the Company’s significant compensation programs for employees other than the Company’s executive officers to identify any programs that it believes create, individually or in combination, risks that are reasonably likely to have a material adverse effect on the Company. In assessing the risk of these compensation programs, management considered the plan designs, plan operation, plan controls, management oversight and review and competitive norms. The Board’s Compensation Committee assessed the risk of plans that apply to our senior management team, including our executive officers, considering the risk guidelines suggested by the Center on Executive Compensation. In each case, it was concluded that the programs do not encourage imprudent risk taking and that the risks arising from them are not reasonably likely to have a material adverse effect on the Company.

2014 Summary Compensation Table

This table summarizes the compensation for 2014 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen H. Rusckowski	2014	1,050,000		4,020,044	2,680,163	1,291,290	225,338	9,266,835
President and Chief	2013	1,050,000		4,575,351	2,124,608	134,339	288,917	8,173,215
Executive Officer	2012	682,500	500,000	7,268,035	2,679,071	1,365,000	479,357	12,973,963
Mark J. Guinan	2014	550,000		1,200,004	800,054	468,270	67,351	3,085,679
Senior Vice President	2013	222,115	250,000	2,700,023	799,566	19,674	73,079	4,064,457
and Chief Financial Officer
Dr. Jon R. Cohen	2014	573,900		1,050,029	700,055	380,037	8,901	2,712,922
Senior Vice President and	2013	573,900		1,195,132	554,940	39,537	46,914	2,410,423
Chief Medical Officer	2012	573,900		1,143,978	651,403	379,750	48,027	2,797,058
Catherine T. Doherty	2014	534,615		1,050,029	700,055	354,022	37,123	2,675,844
Senior Vice President,	2013	520,000		1,195,132	554,940	35,824	47,266	2,353,162
Clinical Franchises	2012	520,000		1,226,468	698,386	204,022	43,342	2,692,218
James E. Davis	2014	536,539		1,050,029	700,055	355,296	25,821	2,667,740
Senior Vice President,
Operations

(1)	Includes amounts deferred by named executive officers into the 401(k) Plan and the SDCP (see “2014 Nonqualified Deferred Compensation Table” on page 45).

(2)	Represents the aggregate grant date fair value, based on the average of the high and low prices of our common stock on the grant date, of the performance share awards and RSUs granted. Performance share awards are valued at target. If the performance share awards were valued at maximum, the amounts shown in the column would be:

	2012 ($)	2013 ($)	2014 ($)
Rusckowski	12,032,569	7,625,586	6,700,073
Guinan	N/A	3,500,032	2,000,006
Cohen	1,906,611	1,991,867	1,750,031
Doherty	2,044,113	1,991,867	1,750,031
Davis	N/A	N/A	1,750,031

(3)	Represents the aggregate grant date fair values of the awards. The assumptions made when calculating the amounts in this column are found in footnote 16 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2014.

(4)	Represents payments under the SMIP in respect of the year earned and includes amounts deferred under the SDCP. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 20 for further information regarding the performance measures.

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(5)	All other compensation for 2014 consists of the following:

	Rusckowski ($)		Guinan ($)		Cohen ($)	Doherty ($)	Davis ($)
Matching contributions under the 401(k) Plan	13,000				8,901	8,791	1,966
Matching credits under SDCP	46,217		14,808			14,538	16,923
Tax and financial planning						13,794	6,932
Personal ground transportation	72,122	(a)
Use of company aircraft	93,999	(b)
Relocation benefits			26,858	(c)
Other			25,685	(d)
Totals	225,338		67,351		8,901	37,123	25,821

(a)	Includes the following expenses attributable to Mr. Rusckowski’s personal use of a company vehicle: (i) the portion of the vehicle lease cost (determined as a percentage of the total use of the vehicle); (ii) the invoiced expenses of the vehicle’s driver; and (iii) invoiced vehicle repair and maintenance costs.

(b)	The Company has a security plan approved by the Compensation Committee for our Chief Executive Officer; Mr. Rusckowski and his family use Company-provided aircraft for personal travel. Personal use of our aircraft by other employees requires approval by the Chief Executive Officer. The Compensation Committee has adopted a policy regarding personal use of the corporate aircraft by our Chief Executive Officer. In connection with the policy, the Chief Executive Officer entered into a time sharing agreement with the Company under which he reimburses the Company for its aggregate incremental costs related to his personal use of Company aircraft above $100,000. The amount shown in the chart is the incremental cost to the Company of personal use of the corporate aircraft. Incremental costs are based on the variable costs that the Company incurred: operating cost per flight hour, including fuel, lubricants and maintenance; landing and parking fees; crew expenses; and small supplies and catering. Excludes non-variable costs that would have been incurred regardless of whether there was any personal use of the aircraft.

(c)	Relocation benefits provided pursuant to the Company’s relocation policy for management-level employees. The benefits primarily included travel for trips covered by the relocation policy and housing and living expenses.

(d)	Tax gross up provided pursuant to the Company’s relocation policy for management level employees. This benefit is designed to ensure that employees receiving relocation benefits do not suffer an economic detriment when they are subject to income and employment taxes on assistance provided under a Company relocation policy.

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2014 Grants of Plan-Based Awards Table

This table provides information about plan-based awards granted in 2014.

								All Other	All Other			Grant
								Stock	Option			Date
								Awards:	Awards:	Exercise	Closing	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Market	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Price on	Stock and
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Grant	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	Grant Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($/Sh(5)	($/Sh)	($)(6)
Rusckowski	2/13/2014	—	1,365,000	2,730,000	—	51,376	102,752					2,680,029
	2/13/2014								244,565	52.165	52.20	2,680,163
	2/13/2014							25,688				1,340,015
Guinan	2/13/2014	—	495,000	990,000	—	15,336	30,672					800,003
	2/13/2014								73,005	52.165	52.20	800,054
	2/13/2014							7,668				400,001
Cohen	2/13/2014	—	401,730	803,460	—	13,419	26,838					700,002
	2/13/2014								63,880	52.165	52.20	700,055
	2/13/2014							6,710				350,027
Doherty	2/13/2014	—	374,231	748,462	—	13,419	26,838					700,002
	2/13/2014								63,880	52.165	52.20	700,055
	2/13/2014							6,710				350,027
Davis	2/13/2014	—	375,577	751,154	—	13,419	26,838					700,002
	2/13/2014								63,880	52.165	52.20	700,055
	2/13/2014							6,710				350,027

(1)	Represents the threshold, target, and maximum awards set for the 2014 SMIP. The actual amount of award paid is included in the “2014 Summary Compensation Table” on page 38 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Represents threshold, target, and maximum awards for performance shares granted in 2014. The performance period for the performance shares granted during 2014 ends December 31, 2016. No dividends are payable on performance shares until, and then only to the extent that, the shares are earned and vested following the end of the performance period. For further discussion of the performance metrics see “Compensation Discussion and Analysis” beginning on page 20.

(3)	Represents the number of RSUs granted in 2014.

(4)	Represents the number of options granted in 2014.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Represents the grant date fair market value of each award as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

Additional Information Regarding 2014 Summary Compensation and Grants of Plan-Based Awards Tables

Please see “Compensation Discussion and Analysis,” beginning on page 20, for additional information regarding the material terms of targets noted in the 2014 Summary Compensation Table, regarding the amount of salary and bonus in proportion to total compensation and regarding our share ownership and retention guidelines. No named executive officer participates in a Company-sponsored tax-qualified defined benefit plan or non-qualified supplemental defined benefit plan.

Key Terms of Equity Awards Granted in 2014. Performance shares, options and RSUs were awarded to the named executive officers in February 2014. Each option generally has a term of ten years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest on February 28 of the year following the end of the three-year performance period and RSUs generally vest 25%, 25% and 50% on the first, second and third anniversary, respectively, of the grant date. Dividend equivalents are payable on the RSUs in the same amounts, if any, as dividends are paid on the Company’s outstanding

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shares of common stock. We do not pay dividend equivalents on performance shares. After RSUs and performance shares have vested and settled by the delivery of shares of common stock, those shares receive dividends on the same basis as all other outstanding shares of the Company’s common stock

In general, any awards of options, RSUs or performance shares that have not vested as of the date of an employee’s termination of employment are cancelled. In the event of termination due to death or disability, however, awards vest in full, and in the event of involuntary termination without cause or as a result of a divestiture the employee will vest in outstanding options and RSUs that would have vested if the employee had remained employed for an additional twelve months and in a pro rata number of performance shares based on the number of months in the performance period that have lapsed at the time of termination. Performance shares that vest in connection with termination of employment remain nevertheless subject to the earn-out requirements based on Company performance during the performance period ending December 31, 2016 and are paid only at the end of the three-year performance period and only to the extent that the performance conditions have been satisfied.

In addition, the awards vest following a “change in control” only if, within two years after the change in control, the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (definitions of these terms are provided under “2014 Potential Payments Upon Termination or Change of Control” at page 46 below), or if the surviving entity in the change in control does not agree to assume the awards or grant substitute awards that present similar economic opportunity. A “change in control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors;” or

(iii)	the Company consummates any of the following transactions that are required to be approved by stockholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan of partial or complete liquidation of the Company.

Effect of One-Time Awards. From time to time, we make special one-time awards in connection with a key executive joining the Company.

Mr. Rusckowski’s 2012 compensation included a one-time cash payment of $500,000 and a one-time award of 20,000 RSUs, both of which were designed to compensate Mr. Rusckowski for certain forfeitures incurred in connection with the termination of his employment with his immediately preceding employer and to induce him to join the Company, and, in the case of the RSU award, to align his interest with the interest of the Company’s stockholders. In addition, we awarded Mr. Rusckowski performance share awards for the performance periods ending December 31, 2012 and December 31, 2013 that were designed to align Mr. Rusckowski’s interests with the interests of the Company’s stockholders in respect of performance periods begun before 2012 but concluding after he commenced employment.

Mr. Guinan’s 2013 compensation included the following one-time sign-on awards, awarded to Mr. Guinan to induce him to join the Company and to compensate him for certain forfeitures incurred in connection with the termination of his employment with his prior employer: (a) a one-time cash payment of $250,000; and (b) a $1,499,980 award of RSUs, included in the $2,700,023 shown under the heading “Stock Awards” (the balance of the value shown under the heading “Stock Awards” reflects the performance shares and RSUs that Mr. Guinan received as part of his annual 2013 equity award).

These one-time awards to Mr. Rusckowski and Mr. Guinan were not part of their normal compensation and will not be repeated after their year of hire. The following table shows the compensation information for Mr. Rusckowski for 2012, 2013 and 2014, and for Mr. Guinan for 2013 and 2014, prepared using the same methodology as used for our 2014 Summary

41

Compensation Table, but excluding the value of the one-time awards made in their respective years of hire. The table is not is not a substitute for the tables and disclosures required by the SEC’s rules but instead is intended to assist stockholders in understanding the effect of the one-time awards made to our chief executive officer and chief financial officer in connection with their hiring.

							Non-Equity
							Incentive	All
							Plan	Other
Name and Principal				Stock		Option	Compensation	Compensation
Position	Year	Salary ($)	Bonus	Awards ($)		Awards ($)	($)	($)	Total ($)
Stephen H. Rusckowski	2014	1,050,000		4,020,044		2,680,163	1,291,290	225,338	9,266,835
President and Chief	2013	1,050,000		4,575,351		2,124,608	134,339	288,917	8,173,215
Executive Officer	2012	682,500	(1)	4,020,008	(2)	2,679,071	1,365,000	479,357	9,225,936
Mark J. Guinan	2014	550,000		1,200,004		800,054	468,270	67,351	3,085,679
Senior Vice President	2013	222,115	(3)	1,200,043	(4)	799,566	19,674	73,079	2,314,477
and Chief Financial
Officer

(1)	Adjusted from the 2012 Summary Compensation Table to remove Mr. Rusckowski’s $500,000 sign-on cash bonus.

(2)	Adjusted from the 2012 Summary Compensation Table to remove: (i) pro-rata performance share grant for the performance period ending December 31, 2012 having a grant date fair value of $595,596; (ii) pro-rata performance share grant for the performance period ending December 31, 2013 having a grant date fair value of $1,488,931; and (iii) one-time grant of 20,000 RSUs having a grant date fair value of $1,163,500.

(3)	Adjusted from the 2013 Summary Compensation Table to remove Mr. Guinan’s $250,000 sign-on cash bonus.

(4)	Adjusted from the 2013 Summary Compensation Table to remove a one-time sign-on grant of RSUs having a grant date fair value of $1,499,980.

Clawback Policy. We maintain an Incentive Compensation Recoupment Policy (commonly known as a “clawback” policy). The recoupment policy covers all of our current and former executive officers, our principal accounting officer and any other employee who receives an equity award under our Employee Plan. Under the policy, incentive compensation (including without limitation cash and equity awards (whether vested or unvested)) is subject to recoupment and recovery by the Company, including after an award has been settled or paid, if a performance measure considered by the Compensation Committee in making the award is adjusted or restated in a manner that would have had the effect of reducing the size of the award when made. In addition, if a covered employee engaged in gross negligence or intentional misconduct that contributed to the award or payment of incentive compensation that is greater than would have been paid or awarded absent the misconduct, we may seek to recover the entire award or payment, or take other remedial and recovery action, as determined by the Compensation Committee. Thus, for example, if supervisory personnel were to engage in gross negligence or intentional misconduct, the policy would apply.

Employment Agreement. Mr. Rusckowski entered into an employment letter agreement with the Company on April 9, 2012 in connection with his appointment as President and CEO. His employment agreement provides for:

•	an annual base salary of $1,050,000, subject to annual review by the Board (or a committee thereof).

•	participation in the SMIP, with a target amount of 130% of his annual base salary.

•	eligibility for annual long-term incentive awards.

•	participation in the employee benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, a 401(k) plan and a flexible spending plan.

•	Mr. Rusckowski is subject to the Company’s share ownership and retention guidelines.

•	reimbursement for the cost of a personal driver for business purposes (including transportation between Mr. Rusckowski’s personal residence and the Company’s offices).

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•	Mr. Rusckowski shall be a participant in the Executive Officer Severance Plan, as a Schedule A participant. In addition, pursuant to his employment agreement Mr. Rusckowski is entitled to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance will include a pro rata bonus, based on actual performance, for his termination year. See “2014 Potential Payments Upon Termination or Change in Control” beginning on page 46.

Mr. Rusckowski’s employment agreement also provides that his performance- and incentive-based compensation is subject to clawback by the Company pursuant to any Company corporate governance guidelines or policies, each as may be in effect from time to time. In addition, Mr. Rusckowski has entered into the Company’s standard restrictive covenant agreement, which includes a covenant to not compete with the Company and not to solicit the Company’s employees or customers for a period of one year following the termination of his employment.

Mr. Rusckowski’s employment agreement has an initial term that expires on December 31, 2015. Either party may terminate the employment agreement at the end of the initial term upon six months’ notice to the other party. If neither party does so, the term of the agreement will automatically be extended for successive one-year periods until either party provides the other with six months’ notice of its intent to terminate the agreement at the end of the then current term.

Outstanding Equity Awards at 2014 Fiscal Year-End

This table provides information regarding stock option and unvested stock awards held at December 31, 2014.

								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
								Awards:	Market or
								Number of	Payout Value
							Market	Unearned	of Unearned
						Number of	Value of	Shares,	Shares, Units
		Number of	Number of			Shares or	Shares or	Units	or Other
		Securities	Securities			Units of	Units of	or Other	Rights
		Underlying	Underlying			Stock That	Stock That	Rights That	That Have
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Have Not	Not
		Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable(1)	Price ($)	Date	(#)(2)	($)(5)	(#)	($)(5)
Rusckowski	5/1/2012	112,400	56,200	$58.18	5/1/2022	12,392	$831,008
	2/25/2013	56,163	112,327	$56.12	2/25/2023	20,382	$1,366,817	54,352 (3)	$3,644,845
	2/13/2014		244,565	$52.17	2/13/2024	25,688	$1,722,637	51,376 (4)	$3,445,275
Guinan	8/19/2013	20,511	41,022	$58.37	8/19/2023	5,141	$344,755	13,707 (3)	$919,191
	8/19/2013					19,275	$1,292,582
	2/13/2014		73,005	$52.17	2/13/2024	7,668	$514,216	15,336 (4)	$1,028,432
Cohen	2/27/2012		13,680	$57.61	2/27/2022	3,562	$238,868
	2/25/2013		29,340	$56.12	2/25/2023	5,325	$357,095	14,197 (3)	$952,051
	2/13/2014		63,880	$52.17	2/13/2024	6,710	$449,973	13,419 (4)	$899,878
Doherty	2/11/2009	23,667		$51.20	2/11/2019
	2/10/2010	23,667		$55.65	2/10/2020
	2/15/2011	23,667		$56.82	2/15/2021
	5/16/2011	9,167		$57.35	5/16/2021
	2/27/2012	29,333	14,667	$57.61	2/27/2022	3,819	$256,102
	2/25/2013	14,669	29,340	$56.12	2/25/2023	5,325	$357,095	14,197 (3)	$952,051
	2/13/2014		63,880	$52.17	2/13/2024	6,710	$449,973	13,419 (4)	$899,878
Davis	5/20/2013	15,858	31,716	$60.68	5/20/2023	3,709	$248,726	9,889 (3)	$663,156
	5/20/2013					5,000	$335,300
	2/13/2014		63,880	$52.17	2/13/2024	6,710	$449,973	13,419 (4)	$899,878

(1)	Each option generally vests in three equal instalments on the first three anniversaries of the grant date, subject to earlier expiration following termination of employment. The consequences for 2014 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2014,” beginning on page 40. These terms also apply to Mr. Guinan’s 2013 awards. Awards to the other named executive officers made in 2013 and earlier years generally have similar terms except that: (i) the awards generally provide for partial vesting for the year of termination, except termination for cause, prorated based on the number of whole months served since the immediately preceding vesting date; (ii) upon a termination of

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employment by the Company that would entitle the employee to severance benefits, the employee will vest in any outstanding options that would have vested if the employee had remained employed for an additional twelve months; and (iii) awards vest in full upon a change in control.

(2)	Represents RSUs awarded in 2014, 2013 and 2012. RSUs generally vest 25% on each of the first anniversary and second anniversary of the grant date and 50% on the third anniversary of the grant date. The consequences for 2014 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2014,” beginning on page 40. These terms also apply to Mr. Guinan’s 2013 awards. Awards to the other named executive officers made in 2013 and earlier years generally have similar terms, except for the exceptions noted in footnote (1) above.

For the grant date February 27, 2012 (grant date May 1, 2012 in the case of Mr. Rusckowski), also includes performance shares awarded in 2012 and earned based on the performance period that began January 1, 2012 and ended on December 31, 2014. The number of shares issuable pursuant to the awards was determined in February 2015 and was subject to service-based vesting through February 28, 2015. The performance shares earned by each named executive officer were as follows: Mr. Rusckowski—875 shares; Dr. Cohen—252 shares; Ms. Doherty—270 shares. Mr. Davis and Mr. Guinan did not receive an award of these performance shares.

(3)	Represents target performance shares awarded in 2013. The performance period began on January 1, 2013 and ends on December 31, 2015. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

(4)	Represents target performance shares awarded in 2014. The performance period began on January 1, 2014 and ends on December 31, 2016. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” beginning on page 20.

(5)	Represents fair market value of shares using the closing price on December 31, 2014 of $67.06.

2014 Option Exercises and Stock Vested Table

This table provides information regarding stock option exercises during 2014, including the number of shares of common stock acquired upon exercise and the aggregate amount realized on each exercise. The table also provides information regarding RSUs that vested and were paid during 2014 and performance share awards that were earned based on the performance period ending on December 31, 2013 and were determined and paid during 2014, including the number of shares awarded and the value realized as of January 31, 2014.

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	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares	Realized	Shares		Realized
	Acquired	on Exercise	Acquired		on Vesting
Name	on Exercise	($)	on Vesting		($)
Rusckowski	0	0	22,553	(1)	1,285,261	(1)
			0	(2)	0	(2)
			22,553	(3)	1,285,261	(3)
Guinan	0	0	8,138	(1)	504,475	(1)
			0	(2)	0	(2)
			8,138	(3)	504,475	(3)
Cohen	160,029	1,242,377	9,559	(1)	504,362	(1)
			0	(2)	0	(2)
			9,559	(3)	504,362	(3)
Doherty	48,667	521,114	8,845	(1)	474,519	(1)
			0	(2)	0	(2)
			8,845	(3)	474,519	(3)
Davis	0	0	6,236	(1)	357,479	(1)
			0	(2)	0	(2)
			6,236	(3)	357,479	(3)

(1)	RSUs that vested and were paid during 2014.

(2)	Performance share awards that were earned based on the performance period ending on December 31, 2013 and were determined and paid during 2014.

(3)	Total of (1) and (2).

2014 Nonqualified Deferred Compensation Table

This table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP. Under the SDCP, participants may defer up to 50% of their regular salary in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. In addition, participants may defer up to 95% of their annual incentive compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. The Company provides a 100% matching credit on amounts deferred up to a maximum of 5% of eligible cash compensation, and may, in its discretion, credit additional amounts to a participant’s account. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on the notional investments available under the plan to which participants allocate their accounts. Participants may change investment elections, selecting from among investment options offered under the SDCP, on any business day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

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				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance at
	Contributions in	Contributions in	Earnings in	Distributions	12/31/14
Name	2014 ($)(1)	2014 ($)(2)	2014 ($)(3)	($)	($)(4)
Rusckowski	496,487	46,217	52,256	—	1,340,487
Guinan	14,808	14,808	1,068	—	43,666
Cohen	—	—	16,001	—	308,031
Doherty	58,154	14,538	83,011	—	1,460,696
Davis	169,231	16,923	4,716	—	233,980

(1)	Amounts deferred at the election of the named executive officer. These amounts are included in the “2014 Summary Compensation Table” on page 38 in 2014 salary and 2014 non-equity incentive plan compensation (payable in 2014).

(2)	Company matching credits. These amounts are included in the column “All Other Compensation” in the “2014 Summary Compensation Table” on page 38.

(3)	Earnings (losses) on SDCP accounts. These earnings (losses) are not required to be reported as compensation in the “2014 Summary Compensation Table.”

(4)	All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2014 Potential Payments Upon Termination or Change in Control

During 2014, the Severance Plan covered all named executive officers. The Severance Plan provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit for Schedule A participants in the Severance Plan generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. For Schedule B participants, the severance benefit multiplier is one times, rather than two times, annual base salary plus the annual target award of variable compensation. Mr. Rusckowski is a Schedule A participant, and each of Dr. Cohen, Mr. Davis, Ms. Doherty and Mr. Guinan is a Schedule B participant, in the Severance Plan.

The executive officer and eligible dependents would also be entitled to coverage under the Company’s group medical and life insurance benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months (in the case of Schedule A participants) or up to 12 months (in the case of Schedule B participants) following termination of employment. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) Plan and the SDCP on behalf of the executive officer during the year preceding termination.

Executive officers are not entitled to cash severance benefits on a “change in control.” However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change in control.” If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit for Schedule A participants in the Severance Plan will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. For

46

Schedule B participants, the multiplier is two times, rather than three times, the relevant amount. In addition, the executive officer would receive a prorated lump sum payment based on the target incentive award for the year of termination. There is no enhancement to the medical and life insurance coverage and 401(K) plan and SDCP benefits described above for terminations not in connection with a “change in control.” For the treatment of stock options, RSUs and performance share grants upon an executive officer’s termination of employment with rights to receive severance or on a change in control, see “Key Terms of Equity Awards Granted in 2014” beginning on page 40.

The Severance Plan uses the following defined terms:

•	“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony, or (6) being found liable in any SEC or other civil or criminal securities law action.

•	“Good reason” generally includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) relocation more than 50 miles from the executive officer’s original location and which increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

“Change in control” is defined for purposes of the Severance Plan in a manner that is substantially identical to the definition used for purposes of our equity awards (see “Key Terms of Equity Awards Granted in 2014” beginning on page 40).

Under the Severance Plan, the named executive officers are not entitled to any severance benefits on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” However, in addition to his benefits under the Severance Plan, Mr. Rusckowski is entitled, pursuant to his employment agreement, to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance will include a pro rata bonus, based on actual performance, for his termination year.

This table provides information regarding the potential payments that would become payable on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2014 termination date and the closing price of the Company’s common stock as of December 31, 2014, which was $67.06.

		Accelerated	Accelerated
		Vesting of	Vesting of	Accelerated
	Cash	Stock	Performance	Vesting of
	Compensation	Options	Shares	RSUs	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Rusckowski (6)	4,830,000	3,048,656	3,328,657	1,946,685	140,000	13,293,998
Guinan	1,045,000	902,331	1,343,413	1,145,385	60,000	4,496,129
Cohen	975,630	763,518	868,293	461,507	70,000	3,138,948
Doherty	918,000	765,078	868,360	464,189	70,000	3,085,627
Davis	935,000	682,724	771,056	505,163	70,000	2,963,943

(1)	Represents two times or one times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary plus the target annual incentive, payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)	Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2015 (such date being the first

47

anniversary of the executive’s assumed termination date of December 31, 2014), excluding any options that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, options granted to the named executive officers in 2012 and 2013, except those held by Mr. Guinan).

(3)	Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2015, excluding performance shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, performance shares granted to the named executive officers in 2012 and 2013, except those held by Mr. Guinan). Performance shares for the performance period ended December 31, 2014 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2014 are based on target.

(4)	Represents the value of accelerated RSUs that would have vested if the executive had remained employed through December 31, 2015, excluding RSUs that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, RSUs granted to the named executive officers in 2012 and 2013, except those held by Mr. Guinan).

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions or credits made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts shown would be payable to Mr. Rusckowski pursuant to his employment agreement if he terminates employment for “good reason” prior to a “change in control.”

This table provides information regarding the potential payments that would become payable on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2014 termination date and the closing price of the Company’s common stock as of December 31, 2014, which was $67.06.

		Accelerated	Accelerated
		Vesting of	Vesting of	Accelerated
	Cash	Stock	Performance	Vesting of
	Compensation	Options	Shares	RSUs	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)
Rusckowski	7,245,000	4,567,688	4,870,903	3,031,581	140,000	19,855,172
Guinan	2,090,000	1,444,096	1,947,624	2,151,553	60,000	7,693,273
Cohen	1,951,260	1,160,288	1,271,122	744,835	70,000	5,197,505
Doherty	1,836,000	1,161,848	1,271,189	747,451	70,000	5,086,488
Davis	1,870,000	1,094,938	1,213,048	887,874	70,000	5,135,860

(1)	Represents three times or two times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary and target annual incentive. Excludes annual incentive compensation payable in respect of 2014 but unpaid as of December 31, 2014 (the amount of the annual incentive compensation for 2014 is set forth in the “2014 Summary Compensation Table” beginning on page 38.

(2)	Represents the value of accelerated “in the money” stock options, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, options granted to the named executive officers in 2012 and 2013, except those held by Mr. Guinan). Stock options awarded in 2012 and 2013, except those held by Mr. Guinan, vest upon a “change in control.”

(3)	Represents the value of accelerated performance shares, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, performance shares granted to the named executive

48

officers in 2012 and 2013, except those held by Mr. Guinan). Performance shares for the performance period ended December 31, 2014 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2014 represent the greater of (i) the number of shares that would be earned based on Company performance through December 31, 2014 and (ii) the target number of performance shares. Performance share awards awarded in 2012 and 2013, except those held by Mr. Guinan, cease to be subject to a service-based vesting requirement upon a “change in control.”

(4)	Represents the value of accelerated RSUs, excluding RSUs that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits (generally, RSUs granted to the named executive officers in 2012 and 2013, except those held by Mr. Guinan). RSU awards awarded in 2012 and 2013, except those held by Mr. Guinan, vest upon a “change in control.”

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the Company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

If the employment of a named executive officer had terminated by reason of death or disability on December 31, 2014, the executive would have been entitled to accelerated vesting of stock options and RSUs in the same amounts shown in the foregoing table, and would have been entitled to accelerated vesting of performance shares in an amount less than that shown in the table.

The named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees. In the case of any termination (other than for termination for cause), named executive officers are entitled to exercise vested stock options and to receive vested and earned RSUs and performance shares. For the consequences of termination of employment on vesting of equity awards, see “Key Terms of Equity Awards Granted in 2014” beginning on page 40 ; equity awards made in prior years generally have similar terms except as noted in footnote (1) to the Outstanding Equity Awards at 2014 Fiscal Year-End Table on page 43. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) Plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2014 Nonqualified Deferred Compensation Table” beginning on page 45.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed since January 1, 2014 under the SEC’s rules for reporting transactions by executive officers, directors and persons who own more than 10% of our common stock.

Equity Compensation Plan Information

This table provides information as of December 31, 2014 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans.

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Number of
securities
remaining
available
		Weighted-	for future
	Number of	average	issuance
	securities to be	exercise	under equity
	issued upon	price of	compensation
	exercise of	outstanding	plans
	outstanding	options,	(excluding
	options,	warrants	securities
	warrants and	and rights	reflected in
	rights	($)	column(a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders
Employee Long-Term Incentive Plan (1)	8,440,851 (5)	$54.57	5,912,760	(6)(7)
Long-term Incentive Plan for Non-Employee Directors (2)	353,196	$56.16	94,728
Employee Stock Purchase Plan	—	N/A	1,331,572	(8)
Equity compensation plans not approved by security holders (3)	—	N/A	—
Total (4)	8,794,047	$54.64	7,399,060

(1)	Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and RSUs to be settled by the delivery of shares of common stock (or the value thereof).

(2)	Awards under this plan may consist of stock options or stock awards (which may consist of shares or the right to receive shares, or the value thereof, in the future).

(3)	The table does not include 14,538 shares of common stock that were issued to the trust for the SDCP prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current notional investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under the SDCP.

(4)	Does not include options to purchase an aggregate of 31,012 shares, at a weighted average exercise price of $16.73, granted under a plan assumed in connection with the Company’s acquisition of AmeriPath Group Holdings, Inc. No additional options may be granted under this plan.

(5)	Includes 671,709 RSUs and 1,482,307 performance shares (assumes that performance shares for the performance period ended December 31, 2014 are based on shares actually earned and that performance shares for periods ending subsequent to December 31, 2014 are earned at the maximum rather than the target amount).

(6)	Assumes that performance shares for the performance period ended December 31, 2014 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2014 are earned at the maximum rather than the target amount.

(7)	Awards of stock options and stock appreciation rights reduce the number of shares available for grant by one share for every share subject to the award. Awards of RSUs and performance shares reduce the number of shares available for grant by 2.65 shares for every one share or unit granted. Thus if future awards under the Employee Long-Term Incentive Plan consisted exclusively of RSUs and performance shares, awards covering a maximum of 2,231,230 shares could be granted.

(8)	After giving effect to shares issued in January 2015 for the December 2014 payroll under the Employee Stock Purchase Plan.

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AUDIT

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm

We recommend that stockholders ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting for 2015. Although ratification is not required, the Audit and Finance Committee is submitting this proposal to stockholders as a matter of good corporate practice. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chair are directly involved in the selection of the new lead engagement partner. The Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015. PricewaterhouseCoopers LLP, or one of its predecessor firms, has served as the Company’s independent registered public accounting firm continuously since 1996.

The Audit and Finance Committee annually reviews the independence and performance of PricewaterhouseCoopers LLP in deciding whether to retain PricewaterhouseCoopers LLP or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:

•	The historical and recent performance of PricewaterhouseCoopers LLP on the Company’s audit, including the results of an extensive internal survey of the service and quality of PricewaterhouseCoopers LLP;

•	The capability and expertise of PricewaterhouseCoopers LLP in handling the breadth and complexity of our operations;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PricewaterhouseCoopers LLP and its peer firms;

•	The appropriateness of the fees of PricewaterhouseCoopers LLP for audit and other services;

•	The independence of PricewaterhouseCoopers LLP; and

•	The advantages and disadvantages of retaining or replacing PricewaterhouseCoopers LLP as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure the independence of PricewaterhouseCoopers LLP.

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Tenure benefits

•	Higher audit quality. Through more than 15 years of experience with the Company, including numerous statutory audits in multiple jurisdictions, PricewaterhouseCoopers LLP has gained institutional knowledge of and deep expertise regarding our complex operations and business, accounting policies and practices, and internal control over financial reporting.

•	Efficient fee structure. The aggregate fees of PricewaterhouseCoopers LLP are competitive with peer companies because of its familiarity with our business.

•	No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting, internal controls and other issues.

Independence Controls

•	Thorough Audit and Finance Committee oversight. The Committee’s oversight includes private meetings with PricewaterhouseCoopers LLP (at least five times per year), a comprehensive annual evaluation by the Committee in determining whether to engage PricewaterhouseCoopers LLP, and a Committee-directed process for selecting the lead engagement partner.

•	Rigorous limits on non-audit services. The Company requires Audit and Finance Committee preapproval of non-audit services and requires that PricewaterhouseCoopers LLP is engaged only when it is best-suited for the job.

•	Strong internal PricewaterhouseCoopers LLP independence process. PricewaterhouseCoopers LLP conducts periodic internal quality reviews of its audit work and rotates the lead engagement partner every five years.

•	Strong regulatory framework. Because it is an independent registered public accounting firm, PricewaterhouseCoopers LLP is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit and Finance Committee believes that PricewaterhouseCoopers LLP is independent and that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2015 is in the best interest of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit and Finance Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of all proposed services expected to be rendered during the year for audit, audit-related, tax and all other services. The Committee pre-approves the services by category, with specific dollar value limits for each category. During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Committee for approval. The Committee also has delegated to its chair the authority to pre-approve services, subject to certain dollar limitations. Pre-approvals by the Committee chair are communicated to the Committee at its next scheduled meeting.

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Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013 were:

	2014 ($)	2013 ($)
Audit Fees	3,709,568	3,507,413
Audit Related Fees	28,698	25,070
Tax Fees	926,928	770,715
All Other Fees	3,852	3,852
Total Fees	4,669,046	4,307,050

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; assistance with review of documents filed with the SEC; and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees were for due diligence related to mergers and acquisitions and assurance services related to employee benefit plans.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Tax compliance services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain non-U.S. tax authorities, of $856,719 and $687,981 in 2014 and 2013, respectively. None of these fees related to tax planning for any of the Company’s directors or executive officers.

All Other Fees were for non-tax related advisory and consulting services, and software licenses related to access to on-line technical accounting and reporting resource materials.

Report of the Audit and Finance Committee

The primary purpose of the Audit and Finance Committee is (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent registered public accounting firm, and (2) to provide advice to the Board on financing activities and other financial matters. The Board has adopted a written charter setting out the Committee’s functions. The charter is available at our corporate governance website at www.QuestDiagnostics.com.

The Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Committee also regularly meets privately with the Company’s independent registered public accounting firm and with the appropriate Company personnel and internal auditors to discuss these matters. The Company’s internal auditors and independent registered public accounting firm have unrestricted access to the Committee. In addition, as part of the Committee’s finance activities, the Committee reviews the Company’s financing plans and other significant financial policies and actions, and makes recommendations to the Board to approve certain actions. The Committee also appoints the independent registered public accounting firm and periodically reviews the firm’s performance and independence from management and pre-approves all audit and non-audit services, if any, provided by the independent registered public accounting firm.

Management is responsible for the Company’s financial statements and the overall reporting process, including the effectiveness of the Company’s system of internal control over financial reporting. Management also is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

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The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting. In the performance of its oversight role, the Committee reviewed the Company’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm, to discuss those financial statements. The members of the Committee are not full-time Company employees and are not, and do not represent to be, performing the functions of auditors or accountants. Management represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Management completed its documentation, testing and evaluation of the adequacy of the Company’s system of internal control over financial reporting as of December 31, 2014, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and its related rules and regulations. The Committee was apprised of the progress of the evaluation by both management and PricewaterhouseCoopers LLP, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the Committee its report on the effectiveness of the Company’s internal control over financial reporting.

The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, and Auditing Standard No. 16—Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Public Company Accounting Oversight Board rules, and has discussed the independence of PricewaterhouseCoopers LLP from the Company with PricewaterhouseCoopers LLP. In addition, the Committee reviewed all services provided by PricewaterhouseCoopers LLP to the Company, and the corresponding fees, in considering whether non-audit services were compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company and concluded that the non-audit services provided by PricewaterhouseCoopers LLP were compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Based on these reviews and discussions, the Committee recommended to the Board, and the Board has approved, the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2014 in the Company’s Annual Report on Form 10-K. We also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015 and are presenting the appointment to the stockholders for ratification.

Audit and Finance Committee

Gary M. Pfeiffer, Chairman

Jenne K. Britell, Ph.D.

Timothy L. Main

Daniel C. Stanzione, Ph.D.

John B. Ziegler

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

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ADDITIONAL ACTION ITEMS

Proposal No. 4—Approval of Amendments to the Employee Plan

Upon the recommendation of its Compensation Committee, our Board has unanimously approved amendments to the Employee Plan, subject to approval by our stockholders at the annual meeting. The Employee Plan was initially adopted in 1999 and amendments thereto were most recently approved by our stockholders in 2012. The Employee Plan allows for awards in the form of stock options, stock appreciation rights (“SARs”) and stock awards, including restricted shares, performance shares and RSUs.

As discussed in the Compensation Discussion and Analysis, long-term equity compensation plays an important part of our pay-for-performance philosophy. Equity awards under the Employee Plan benefit our stockholders by providing a means to attract, retain and reward individuals upon whom the long-term financial success of the Company largely depends. Equity awards encourage the recipients to identify their success with that of the Company’s stockholders and to increase their proprietary interest in the Company.

We are asking our stockholders to approve the following amendments to the Employee Plan:

•	An aggregate of 12,176,753 shares will be available for awards made under the Employee Plan after February 23, 2015. This represents an increase of 10,500,000 shares over the approximately 1,676,753 shares that remained available for awards under the Employee Plan after February 23, 2015, the date of our most recent annual grants of equity awards to employees generally.

•	We are revising the performance goals that the Committee may use for stock awards that are intended to quality as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

o	We are adding a new category of performance based on cost or expense management. This change will enhance the Committee’s ability to design awards that are earned based on achievement of specific cost and expense management targets.

o	In addition, we are providing the Committee with authority, when determining the degree to which performance under any of the performance targets it establishes has been achieved, to exclude the effects of dispositions of companies or businesses, and charges related to the acquisition and integration of a company or business. In view of a change in accounting rules, we also are clarifying that the Committee can exclude items excluded from the calculation of ordinary income or loss. We believe that giving the Committee this authority will help ensure that short-term negative effects on profits, earnings and revenues do not provide a disincentive for employees from pursuing actions that contribute to the Company’s long-term financial success.

By approving the amendments to the Employee Plan, stockholders also will confirm the performance goals that may be used in connection with awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. If the stockholders fail to approve the foregoing amendments to the Employee Plan, the amendments will not be given effect, and the Employee Plan will continue as in effect prior to amendment.

Increase in Shares Available for the Employee Plan

We are amending the Employee Plan so that an aggregate of 12,176,753 shares will be available for awards made under the Employee Plan after February 23, 2015. Based on historical granting practices and the recent trading price of the Company’s common stock, the Employee Plan, if the amendment is approved, is expected to be sufficient to provide for approximately 3 additional years of awards.

As of December 31, 2014, the Company had an aggregate of 6,618,340 options outstanding under all plans, with a weighted average price of $54.46 and a weighted average remaining term of

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7.3 years. It also had outstanding at December 31, 2014 an aggregate of 2,206,709 RSUs and performance share awards (including both vested and unvested awards) to be settled by delivery of shares of common stock (or the value thereof), counting the performance shares at maximum. Finally, as of December 31, 2014, there were 5,912,760 shares remaining available for future issuance under the Employee Plan, counting the performance shares at maximum.

Our Board believes that this increase in shares available under the Employee Plan is in the best interests of our stockholders for the following reasons.

•	Equity awards foster an employee ownership culture and motivate employees to create stockholder value. The use of equity as part of our compensation program is critical to the historical and continued success of Quest Diagnostics. Our equity awards foster an ownership culture among employees by aligning their financial interests with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance. Currently, approximately 800 employees have equity awards under the Employee Plan. The increase in the shares available for awards will enable the Company to continue offering competitive compensation opportunities that foster our ownership culture.

•	The terms of our annual equity awards are designed to align with stockholder interests. The Committee determines the vesting, payment and cancellation provisions of annual equity awards. Our stock options generally vest in one-third increments on each of the first three anniversaries of the grant date; our RSUs generally vest in 25% increments on each of the first two anniversaries of the grant date, with the remaining 50% vesting after three years; and our performance shares generally vest after three years only to the extent that we have met performance targets over a three-year period. These terms are designed to encourage employees to focus on the long-term success of the Company.

•	The Employee Plan and our equity awards reflect best practices. The Employee Plan and the terms of our equity awards incorporate best practices that are designed to further align the interests of participants with the interests of stockholders.

o	No “evergreen” provision. The Employee Plan does not contain an “evergreen” or similar provision. Instead, the Employee Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

o	Sole vehicle for our employee equity awards. The Employee Plan is the only Company plan under which equity-based compensation currently may be awarded to our executives and other employees.

o	No repricing of stock options or SARs. The Employee Plan prohibits the repricing of stock options and SARs without stockholder approval.

o	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

o	No liberal share counting rules. The Employee Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The Employee Plan also prohibits “net share counting” upon the exercise of options or SARs.

o	Minimum vesting. Awards under the Employee Plan after February 23, 2015 may not have a vesting schedule that allows full vesting prior to the first anniversary of grant, subject to limited exceptions for substitute awards and for not more than 5% of the shares available for issuance.

o	“Double trigger” change in control vesting. All equity awards granted after August 2013 provide for “double trigger” vesting in the event of a change in control of the Company, and we recently amended the Employee Plan to provide that all future awards will continue to include only “double trigger” vesting. Under this approach, the award vests in

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connection with a change in control only if the executive’s employment is terminated within two years after a change in control.

o	Awards subject to forfeiture/clawback. Our annual awards generally are subject to cancellation for, among other things, engaging in competitive activity, soliciting clients or employees, violating confidentiality obligations to the Company, making any false attestation under our share ownership guidelines or causing the Company to suffer financial harm or damage to its reputation through dishonesty, violation of law or the Company’s Corporate Compliance Manual or other written policies, or material deviation from the duties a participant owes to the Company. In addition, equity awards are subject to the Incentive Compensation Recoupment Policy discussed under the heading “Clawback Policy” beginning on page 42.

•	Equity awards are an important recruitment and retention tool. The Company would be at a competitive disadvantage if it could not compensate its employees using equity awards. The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is essential to our long-term performance. Our Board believes that equity awards are useful and sometimes necessary to attract and retain highly talented employees, particularly employees at senior management levels.

Description of the Employee Plan

The following summary describes the principal features of the Employee Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Employee Plan, a copy of which is attached to this proxy statement as Annex A.

Eligibility. Employees of the Company and other entities in which the Company owns at least a 50% equity interest are eligible to receive awards under the Equity Plan. Employees of entities in which the Company owns at least a 20% equity interest may also be designated as eligible to receive awards. As of February 1, 2015, approximately 45,000 individuals were eligible. The Plan, however, only establishes eligibility and does not confer on any eligible employee a right to receive an award

Shares Underlying Awards. The shares underlying awards granted under the Employee Plan are shares of the Company’s common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 16, 2015 was $73.66.

Stock Available for the Plan. The Employee Plan will permit up to 12,176,753 shares to be delivered pursuant to awards made after February 23, 2015. This amount is inclusive of the shares previously authorized by stockholders for the Employee Plan and that remain available for future awards.

In 2012, our stockholders approved a “fungible pool” method of counting awards against the overall limit on shares available under the Employee Plan. For awards granted on or after the date of the 2012 annual meeting, shares subject to stock options and SARs count against the overall share limit on the basis of one share for every share subject to the award, while shares subject to stock awards (which include restricted shares, performance shares and RSUs) count against the overall share limit on the basis of 2.65 shares for every share subject to the award. For example, if we grant an award of 100 RSUs, we would reduce the number of shares available under the Employee Plan by 265 shares. Awards granted prior to the date of the 2012 annual meeting count against the overall share limit on the basis of one share for every share subject to the award.

Share Counting Rules. Shares delivered under the Employee Plan which are forfeited back to the Company, and shares covered by an award granted under the Employee Plan, which is forfeited or cancelled, expires or is settled in cash are added back to the number of shares available. However, the following shares will not be added back to the number of shares available:

•	Shares that are tendered or withheld to pay the exercise price of an award;

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•	Shares that are tendered or withheld to satisfy the tax withholding obligations arising in connection with the vesting, exercise or settlement of an award;

•	Shares covered by a net share-settled stock option or a stock-settled SAR;

•	Shares repurchased on the open market with cash the Company receives in payment of the exercise price of an award.

Individual Limits. The number of shares subject to stock options and SARs that may be awarded to any individual during any fiscal year of the Company is limited to 2,000,000, and the number of shares subject to stock awards that may be awarded to any individual is limited to 1,000,000.

Anti-dilution Adjustments. In the event of any change in the common stock by reason of any stock dividend or certain significant corporate transactions affecting the common stock, the number and kind of shares subject to outstanding awards under the Employee Plan, the exercise price of outstanding stock options and SARs, and the share limits referred to above (including the overall number of shares available for future awards) shall be appropriately adjusted to prevent substantial dilution or enlargement of the right of participants in the Employee Plan.

Administration. The Compensation Committee administers the Employee Plan. Among other things, the Compensation Committee determines the recipients of awards, the number of shares covered by awards, and the other terms and conditions of awards (including the effects of a termination of employment), subject to the requirements of the Employee Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee may delegate certain responsibilities and powers to one or more officers, including executive officers. In addition, as discussed in the Compensation Discussion and Analysis, the Board has delegated to the Awards Committee, currently consisting of the Chief Executive Officer, the authority to grant, under limited circumstances, equity awards to employees other than executive officers. The Board may revoke any such delegation at any time.

Awards. The Employee Plan permits the grant of stock options, SARs and stock awards. An award may be granted separately or with another award. Awards may also be granted in tandem, so that the exercise or vesting of one award cancels another award held by the same participant.

Minimum Vesting. For awards granted under the Employee Plan after February 23, 2015, the applicable vesting schedule may not provide for full vesting prior to the first anniversary of grant. In practice, our vesting periods are generally longer than the required minimum. For example, our annual awards of stock options and RSUs vest over three years, and our performance shares have a performance period of three years and a slightly longer vesting period. The one-year minimum vesting requirement does not apply to awards we make in substitution for awards previously granted by an entity that we acquire and that were scheduled to vest less than one year from the grant of the substitute award. In addition, up to 5% of the shares available under the Employee Plan may be covered by awards that provide for vesting in full less than one year following grant; we expect to use this limited exception, if at all, for awards to new hires and in other special circumstances.

Stock Options. The Employee Plan provides the following terms and conditions for stock options:

Exercise Price. The exercise price of stock options granted under the Employee Plan cannot be less than the fair market value of a share of the Company’s common stock at the time of grant, except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (a “substitute award”). For this purpose, fair market value means, unless the Compensation Committee determines otherwise, the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Vesting and Exercisability. The Compensation Committee has the authority to determine vesting and exercisability conditions, subject to the Employee Plan’s minimum vesting requirements.

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Option Period. Each stock option will expire on the applicable date designated by the Compensation Committee but no later than ten years from the date the stock option is granted.

Stock options may be in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code or stock options which do not qualify as incentive stock options (“nonqualified stock options”). To date, all stock options granted under the Employee Plan have been nonqualified stock options.

Stock Appreciation Rights (SARs). A SAR is a right to receive a payment in cash, shares of the Company’s common stock or a combination thereof, equal to the excess of the aggregate market price at the time of exercise of a specified number of shares over the aggregate exercise price of the SAR being exercised. The exercise price of SARs granted under the Employee Plan cannot be less than the fair market value of a share of the common stock at the time of grant, subject to the same exception for substitute awards that applies to stock options. The longest term a SAR may be outstanding is ten years. SARs may be granted separately or in combination with stock options granted under the Employee Plan.

Prohibition on Repricing. The Company may not lower the exercise price of outstanding stock options or SARs. In addition, a stock option or SAR may not be surrendered as consideration in exchange for cash or the grant of a new stock option or SAR with a lower per share exercise price or for the grant of a stock award.

Stock Awards. A stock award is a grant of shares or of a right to receive shares (or their cash equivalent or a combination thereof) in the future.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which either may be paid currently or credited to a participant’s account. The Compensation Committee may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date that are subject to vesting based upon continued service have provided for the payment of dividends or dividend equivalents on a current basis without conditions. Awards of performance shares, which vest only if performance targets are satisfied, have not provided for dividends or dividend equivalents to be paid or credited during the relevant performance period.

Performance Goals. The Compensation Committee may subject stock awards to various conditions, e.g., based on achieving certain financial or non-financial performance goals. Starting in respect of 2005, we have granted stock awards that are earned based on the attainment of a performance goal over a multi-year period. To the extent that a grant of shares is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and therefore to be fully deductible by the Company, the performance measures that may be used by the Compensation Committee under the Plan include the following:

•	operating profits (including EBITDA)	•	cash flow
•	net profits	•	customer attrition
•	earnings per share	•	productivity
•	profit returns and margins	•	workforce diversity
•	revenues	•	employee satisfaction
•	cost/expense management	•	individual executive performance
•	stockholder return and/or value	•	customer service
•	stock price	•	quality metrics
•	return on invested capital

For stock awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other criteria as it deems appropriate.

The Employee Plan allows performance targets to be measured solely on a corporate, subsidiary or business unit basis or on a combination of these bases. Performance targets may

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reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profits, earnings and revenues used for any performance measurement may exclude: gains or losses on operating asset sales or dispositions, asset write-downs, litigation or claim judgments or settlements, accruals for historic environmental obligations, effect of changes in tax law or the rate on deferred tax assets and liabilities, accruals for reorganization and restructuring programs, uninsured catastrophic property losses, the effect of changes in accounting standards, the cumulative effect of changes in accounting principles, the effect of dispositions of companies or businesses (including impact to revenue and earnings), charges related to the acquisition and integration of companies or businesses and any items that are excluded from the calculation of ordinary income (or loss) as determined in accordance with generally accepted accounting principles (which may include, without limitation, extraordinary items or significant unusual or infrequently occurring items) and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

Change in Control. Since 2013, our equity awards have provided for “double trigger” vesting upon a change in control, and we have amended the Employee Plan to provide that all future awards will continue to include only “double trigger” vesting. Under this approach, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a change in control for any participant unless the participant’s employment is involuntarily terminated as a result of the change in control. For these purposes, a termination of employment as a result of a change in control means involuntary termination of employment other than for “cause” or by the participant for “good reason” (each as defined in the applicable award agreement) upon or within two years after the change in control.

The Employee Plan defines a “change in control” to mean (i) a person acquiring direct or indirect beneficial ownership of Company securities representing 40% or more of the combined voting power of Company’s outstanding securities; (ii) a change in the majority of the Board (not including the election of directors whose election or nomination was approved by a majority of the then incumbent Board); or (iii) consummation of a transaction in which the Company ceases to be an independent publicly owned corporation, the sale or other disposition of all or substantially all of the Company’s assets, or a plan of partial or complete liquidation of the Company.

Amendments. The Board may amend the Employee Plan as it deems necessary or appropriate but must obtain the approval of the Company’s stockholders for any amendment (i) to increase the total number of shares available for awards under the Employee Plan or the other number of share limitations described above (except for the anti-dilution adjustments described above), (ii) to lower the exercise price of any stock option or SAR, or (iii) to decrease the minimum exercise price at which stock options and SARs may be granted.

Term. The Employee Plan shall terminate on the date of the 2022 annual meeting of stockholders. No awards may be granted after termination, but termination shall not affect any stock awards, stock options or SARs previously granted.

Plan Benefits

Future grants under the Employee Plan, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee or the Awards Committee and, therefore, are not determinable at this time. On February 23, 2015, the Compensation Committee made grants under the Employee Plan as indicated in the following table. There can be no assurance that these grants are indicative of grants that may be made in the future.

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			Target
		Number of	Number of
	Number of	Restricted	Performance
Name and Position	Stock Options	Share Units	Shares
Stephen H. Rusckowski
President and
Chief Executive Officer	241,995	19,672	39,343
Mark J. Guinan
Senior Vice President,
Chief Financial Officer	72,596	5,902	11,803
Jon R. Cohen
Senior Vice President and
Chief Medical Officer	60,492	4,919	9,837
Catherine T. Doherty
Senior Vice President,
Clinical Franchises	60,492	4,919	9,837
James E. Davis
Senior Vice President,
Operations	65,681	5,340	10,679
Executive Group	606,687	49,325	98,644
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	1,742,026	251,445	117,004

Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Employee Plan under U.S. federal income tax laws as currently in effect.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. The optionee generally will recognize ordinary taxable income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the aggregate exercise price paid for the shares, and the Company will generally be allowed a deduction for the same amount (subject to Section 162(m) of the Internal Revenue Code discussed below). Upon disposition of the shares received upon exercise of the non-qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. Special rules may apply if an optionee uses previously owned shares to pay the exercise price of a stock option.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. The optionee, however, may be required to recognize a preference item for alternative minimum tax purposes upon exercise of the ISO equal to the fair market value of the shares issued upon exercise over the exercise price. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO, provided that the optionee does not dispose of the shares within two years from the date the ISO was granted and within one year after the shares were acquired by the optionee. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO. If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the ISO, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

Stock Appreciation Rights. The grant of a SAR will not be a taxable event to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market

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value of the shares or cash distributed to the participant. A corresponding deduction will be allowable to the Company (subject to Section 162(m)).

Stock Awards. The U.S. federal income tax consequences of stock awards depend on the form of the award.

Restricted Shares. A participant who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at grant or the participant makes an election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. A deduction corresponding to the amount of income recognized generally will be allowable to the Company (subject to Section 162(m)). The participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a participant may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). In addition, the participant will acquire a tax basis in the shares equal to the ordinary income that the participant recognizes at the time of grant. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Performance Shares. Performance shares are earned based upon the attainment of performance goals specified at the time of grant. A participant who receives an award of performance shares will be taxed following the end of the performance period, when the number of shares that have been earned has been determined and the shares are transferred to the participant; the amount of income recognized will equal the then fair market value of the shares that have been earned. The Company will be entitled to a corresponding deduction at that time (subject to Section 162(m)). The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

RSUs. A participant who receives RSUs will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock (or if the RSUs are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the RSUs. A corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The participant’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Section 162(m). Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Certain features of the Employee Plan are designed to allow the Compensation Committee to make awards to covered employees that are intended to qualify as “performance-based compensation” under Section 162(m). The Company reserves the right to pay its employees, including participants in the Employee Plan, amounts which may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 5—Stockholder Proposal Regarding the Right to Act by Written Consent

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278, owner of 50 shares of the Company’s common stock, has notified us that he intends to present the following proposal and related supporting statement at the annual meeting.

Proposal 5—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period. However it takes 25% of Quest Diagnostics shareholders, from only those shareholders with at least one-year of continuously stock ownership, to call a special meeting.

Thus potentially 50% of Quest Diagnostics shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting due to the Quest Diagnostics one-year rule. The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.”

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

Significant negative votes for certain directors may warrant further investigation. The following directors received approximately 7% to 10% in negative votes:

Jenne Britell, audit committee member

John Ziegler, executive pay committee member

Daniel Stanzione, Chairman

GMI Ratings, an independent investment research firm, gave our executive pay a rating of F. GMI said unvested equity awards partially or fully accelerate upon CEO termination. Quest Diagnostics had not disclosed specific, quantifiable performance target objectives for our CEO. Our company pays long-term incentives to executives without requiring the company to perform above the median of its peer group. CEO annual incentives did not rise or fall in line with annual financial performance.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent—Proposal 5

OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

The Board believes that all stockholders should receive notice and have an opportunity to deliberate and vote on pending matters that require stockholder approval, and that therefore stockholders should act only in the context of an annual or special meeting. In contrast, this

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proposal would enable the owners of a bare majority of shares to act by voting in favor of their own proposed action, without a meeting and without ever providing prior notice to other stockholders or the Company. In addition, the stockholders’ existing rights, including the ability to call a special meeting, already provide stockholders with the benefits the proponent identifies for action by written consent without the serious negative consequences. Accordingly, the Board believes that the adoption of this proposal would not be in the best interests of its stockholders.

Currently, any matter that the Company or its stockholders wishes to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This allows all stockholders to consider, discuss and vote on pending stockholder actions. In contrast, the written consent proposal at issue would permit a small group of stockholders with no fiduciary duties to other stockholders to initiate action without prior notice either to the other stockholders or to the Company, thus preventing all stockholders from having an opportunity to deliberate in an open and transparent manner, and to consider arguments for and against any action, including the Company’s position. This proposal, if adopted, could disenfranchise many stockholders–particularly smaller stockholders–and deprive them of these rights and protections on important proposals/issues.

Permitting stockholder action by written consent could also lead to substantial confusion and disruption for stockholders. Multiple stockholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. Moreover, action by written consent could be used to facilitate short-term speculation by a small group of stockholders (including those who accumulate a short-term voting position through the borrowing of shares) in the Company’s common stock at the expense of the Company’s long-term success. In short, the Board does not believe that written consent is an appropriate corporate governance model for a widely-held public company.

The Board believes that adoption of this proposal is unnecessary because the Company has already taken substantial steps that enable stockholder participation. The Company’s organizational documents permit holders of at least 25% of the outstanding shares to have a special meeting of stockholders called. For the reasons set forth above, the safeguards around the ability to act by a special or annual meeting promote and protect stockholders’ interests. Other steps the Company has taken that demonstrate its commitment to corporate governance include the declassification of the Board so that, in 2016, all directors will be elected annually, the adoption of majority voting in uncontested director elections and the elimination of supermajority voting requirements from the Company’s organizational documents.

The Company’s ongoing dialogue with stockholders also provides an open and constructive forum for stockholders to raise and express concerns. As described in this proxy statement, the Company has established a process by which stockholders may communicate directly with the Board throughout the year on topics of interest to stockholders. Moreover, the Company’s Corporate Governance Guidelines provide that in appropriate circumstances, one or more directors, after coordinating with management, will be available for discussion with stockholders. We believe that this comprehensive package of strong governance practices makes the Board responsive to stockholder concerns without the governance risk associated with the ability for stockholders to act by written consent without a stockholders meeting.

In addition, the Board disagrees with a number of the proponent’s statements. However, as the Board believes that these statements are not relevant to the proposal being considered and that discussion of these statements would not be helpful to stockholders in determining how to vote on the proposal, the Board sees no need to discuss these statements.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

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FREQUENTLY ASKED QUESTIONS

1. Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 16, 2015 is the record date.

2. How many votes can be cast by all stockholders?

On the record date, there were 143,766,246 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

3. How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast at the annual meeting, present in person or represented by proxy, to hold the annual meeting. We urge you to submit a proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient shares will be present to hold the annual meeting.

4. How do I vote?

If you are a holder of record (that is, you hold your shares in your name with the Company’s transfer agent), you may cause your shares to be voted by submitting your proxy via the Internet, mail or telephone or by attending the annual meeting and voting in person. The directions for telephone and Internet proxy submission are on your proxy card. If you choose to submit your proxy on the Internet, go to www.cesvote.com. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendations.

If you hold your shares in street name (that is, through a broker, bank or other holder of record), please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

To reduce our administrative and postage costs, we ask that you submit a proxy through the Internet or by telephone, both of which are available 24 hours a day.

5. How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the stockholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

6. How many votes will be required to adopt the other proposals?

The ratification of the appointment of PricewaterhouseCoopers, the approval of the amendments to the Employee Plan and approval of the stockholder proposal require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority of votes cast with respect to such proposal. A “majority of votes

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cast” means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal.

7. Can I change or revoke my proxy?

Yes. You may revoke your proxy before your shares are voted by:

•	submitting a later dated proxy, including by telephone or the Internet, that is received no later than the conclusion of voting at the annual meeting;

•	delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, Three Giralda Farms, Madison, New Jersey 07940 that is received no later than the conclusion of voting at the annual meeting; or

•	voting in person at the annual meeting.

8. What if I vote to abstain?

Shares voting “abstain” on the ratification of the appointment of PricewaterhouseCoopers, approval of the amendments to the Employee Plan and approval of the stockholder proposal will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. Shares voting “abstain” for any nominee for director and the advisory vote to approve executive compensation will be excluded entirely from the vote and will have no effect on the election of that nominee or matter, as the case may be.

9. What happens if I do not vote?

If you are a record holder and do not vote your shares or submit a proxy with respect to your shares, your shares will not be voted.

If you hold your shares in street name, you must instruct the record owner how to cast your vote if you want your shares to count for the election of directors, the advisory resolution to approve executive compensation, the approval of the amendments to the Employee Plan or the stockholder proposal. If you do not instruct your broker how to vote on these matters, no vote will be cast on your behalf. Brokers continue, however, to have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

If you are a participant in the Quest Diagnostics Profit Sharing Plan or the 401(k) Savings Plan of Quest Diagnostics and you do not submit voting instructions in respect of shares held on your behalf in such plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants. If you hold shares in the Company’s Employee Stock Purchase Plan and you do not submit voting instructions in respect of shares held in that plan, those shares will not be voted.

10. What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any matter not described in the proxy statement properly is brought before the meeting, the proxy holders will have the discretion how to vote your shares.

11. How can I attend the annual meeting?

Only stockholders as of the record date (or their proxy holders) may attend the annual meeting. All stockholders seeking admission to the meeting must present photo identification. If you hold your shares in street name, to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record. If you need directions to the annual meeting, please call Investor Relations at 973-520-2900.

12. What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

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13. Who is soliciting my vote and will pay the expenses incurred in connection with the solicitation?

The Board is soliciting your vote. The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other means of communication. We also have hired D. F. King & Co., Inc. to solicit proxies and for these services we will pay an estimated fee of $13,000, plus expenses.

14. Can I receive annual meeting material via electronic delivery?

We are furnishing this proxy statement and form of proxy and voting instructions in connection with our solicitation of proxies on behalf of the Board for the annual meeting. This proxy statement and the Annual Report are available on our Investor Relations website at www.QuestDiagnostics.com. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

15. Whom should I call with other questions or to obtain a paper copy of this document or the Annual Report on Form 10-K?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2014 Annual Report on Form 10-K at no charge, please contact Investor Relations, Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, N.J. 07940; email address: Investor@QuestDiagnostics.com; telephone 973-520-2900. The Company’s main telephone number is 973-520-2700. We will promptly deliver to you the documents that you request.

16. How do I submit a proposal for the 2016 Annual Meeting of Stockholders?

Stockholders intending to present a proposal at the 2016 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. We must receive your proposal by the close of business on December 12, 2015.

Stockholders intending to present a proposal at the 2016 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director, must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2016 annual meeting no earlier than January 16, 2016 and no later than February 15, 2016. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 15, 2015: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2014 are available on our Investor Relations website at www.QuestDiagnostics.com.

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Annex A

Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan

(As amended May 15, 2015)

1.	THE PLAN

(a)     Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Plan”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

(b)     Effective Date. The original version of the Plan became effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2.	ADMINISTRATION

(a)     General. The Plan shall be administered by an administrator (the “Administrator”) which shall be: (i) in the case of employees that are not executive officers, either the Board of Directors of the Company (the “Board”) or a committee appointed by the Board; or (ii) in the case of employees that are executive officers, a committee appointed by the Board consisting of no less than two of its members, none of whom shall be (or formerly have been) an employee of the Company; provided, however, that, in the case of employees that are not executive officers, notwithstanding any such appointment, from time to time the Board may assume, at its sole discretion, full or partial responsibility for administration of the Plan. In addition, the Board may delegate to a committee consisting of one or more of its members (including any member who is a current or former officer or other employee of the Company) authority concurrent with that of the Administrator to take the actions described in Section 2(b) (any such committee being referred to, collectively with the Administrator, as the “Committee”). Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Administrator may delegate such responsibilities and powers as it specifies to one or more of its members or to any officer or officers selected by it. Any action undertaken by any such delegee in accordance with the Administrator’s delegation of authority shall have the same force and effect as if undertaken directly by the Administrator. Any such delegation may be revoked by the Administrator at any time.

(b)     Award granting authority. The Committee shall have power and authority to:

(i)     select individuals (other than executive officers) to receive awards from among those persons eligible to receive awards pursuant to Section 2(d);

(ii)     determine the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions and the consequences of termination of employment; and

(iii)     determine the extent to which awards may be transferred to eligible third parties to the extent provided in Section 7(a).

(c)     Administrative authority. In addition to the powers and authorities described in Section 2(b), the Administrator’s power and authority shall include, but not be limited to, interpreting the provisions of the Plan and awards under the Plan and administering the Plan in a manner that is consistent with its purpose. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Administrator’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board, the Committee or the Administrator shall be liable for any

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action, omission or determination made in good faith in administering the Plan or in making, or refraining from making, awards hereunder.

(d)     Eligible Persons. Awards may be granted to any employee of the Company or of (i) any corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) any other corporation (or partnership or other enterprise) in which the Company, directly or indirectly, has at least a 20% equity or similar interest and whose employees the Administrator designates as eligible to receive awards under the Plan. An individual’s status as an administrator of the Plan pursuant to authority delegated under Section 2(a) will not affect his or her eligibility to receive awards under the Plan.

(e)     Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), all awards denominated or made in Shares shall use as the per Share price an amount equal to or greater than the Fair Market Value (as defined herein) of the Shares on the date of grant. For purposes of the Plan, “Fair Market Value” means, unless the Administrator determines otherwise, the mean of the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted, or if Shares are not traded on such date, the mean of the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded. With respect to Substitute Awards, the per Share price, if less than the Fair Market Value of the Shares on the date of the award, shall be determined so that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Shares are then listed and Section 409A or Section 424 of the Internal Revenue Code (the “Code”), as applicable.

(f)     No Repricing. Except as provided for in Section 3(f), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for cash, the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award, without stockholder approval.

(g)     Minimum Vesting Requirement. The vesting schedule applicable to an award under the Plan shall not provide for vesting in full prior to the first anniversary of the date of grant of the award, except in the case of a Substitute Award made in replacement of an award that is already fully vested or scheduled to vest in full in less than one year from the date of grant of such Substitute Award. Notwithstanding the foregoing, up to 5% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 3(a) (as it may be adjusted pursuant to Section 3(f)) may be granted pursuant to awards that provide for vesting in full less than one year following the date of grant.

3.	SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

(a)     Maximum Shares Available for Delivery. Subject to adjustments under Section 3(f), the maximum number of Shares that may be delivered to participants and their beneficiaries in respect of awards made under the Plan after February 23, 2015 shall be equal to 12,176,753 Shares. For awards made on or after the date of the Company’s 2012 annual meeting of stockholders, any Shares covered by awards granted pursuant to Section 4(b) or Section 4(c) shall be counted against the foregoing limit on the basis of one Share for every Share subject to the award, and any Shares covered by awards granted pursuant to Section 4(d) shall be counted against such limit on the basis of 2.65 Shares for every Share subject to the award.

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(b)     Any Shares delivered under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan of the Company, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any Shares that become available for delivery under the Plan pursuant to the two preceding sentences and that were subject to awards made on or after the date of the Company’s 2012 annual meeting of stockholders shall be added back as one Share if such Shares were subject to an award granted pursuant to Section 4(b) or Section 4(c), and as 2.65 Shares if such Shares were subject to an award granted pursuant to Section 4(d). For purposes of determining the number of shares that remain available for issuance under the Plan, (i) any Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award and (ii) all of the Shares covered by a net share-settled stock option or a stock-settled stock appreciation right to the extent exercised, shall be deemed delivered pursuant to the Plan and shall not be available for delivery pursuant to new awards under the Plan. In addition, Shares repurchased on the open market with the proceeds of the exercise price of an award shall not be added to the number of Shares available for delivery pursuant to new awards under the Plan. The Shares delivered under the Plan may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Company (at such time or times and in such manner as it may determine).

(c)     Substitute Awards. Shares issued under the Plan through the settlement, assumption or substitution of Substitute Awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), awards granted over Shares available as a result of the Company’s assumption of an acquired entity’s plans in corporate acquisitions and mergers shall not reduce the maximum number of Shares available for delivery under the Plan or the maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d).

(d)     Other Plan Limits. Subject to adjustment under Section 3(f), the following additional maximums are imposed under the Plan. The maximum aggregate number of Shares that may be covered by awards granted to any one individual during any fiscal year of the Company pursuant to Sections 4(b) and 4(c) shall not exceed 2,000,000 Shares. The aggregate maximum payments that can be made for awards granted to any one individual pursuant to Section 4(d) on or after the Effective Date shall not exceed 1,000,000 Shares. The full number of Shares available for delivery under the Plan may be delivered pursuant to incentive stock options under Section 422 or any other similar provision of the Code, except that in calculating the number of Shares that remain available for awards of incentive stock options, the rules set forth in Section 3(a) shall not apply to the extent not permitted by Section 422 of the Code.

(e)     Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, available Shares may be used as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

(f)     Adjustments for Corporate Transactions. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or any similar change affecting the Shares, or in the event the Company pays an extraordinary cash dividend, (i) the number and kind of shares which may be delivered under the Plan pursuant to Sections 3(a) and 3(d); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could

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subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4.	TYPES OF AWARDS

(a)     General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(e), an award may be granted as an alternative or successor to or replacement of an existing award under the Plan or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Plan include:

(b)     Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award. A stock option may be intended to qualify as an incentive stock option under Section 422 or any other similar provision of the Code or may be intended not to so qualify. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Administrator may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

(c)     Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award.

(d)     Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for stock awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of one or more of the following: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, cost/expense management, shareholder return and/or value, stock price, return on invested capital, cash flow, customer attrition, productivity, workforce diversity, employee satisfaction, individual executive performance, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax assets and liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; the effect of dispositions of companies or businesses; charges related to the

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acquisition and integration of companies or businesses; and any items excluded from the calculation of ordinary income (or loss) determined in accordance with generally accepted accounting principles (which may include, without limitation, extraordinary items or significant unusual or infrequently occurring items) and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5.	AWARD SETTLEMENTS AND PAYMENTS

(a)     Dividends and Dividend Equivalents. Awards of stock options and stock appreciation rights shall not include any right to receive dividends or dividend equivalent payments in respect of Shares underlying the award; provided, however, that Shares delivered upon exercise of stock options and stock appreciation rights shall, from the date of delivery, have the same dividend rights as other outstanding Shares. A stock award pursuant to Section 4(d) may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including vesting conditions and the reinvestment of such credited amounts in Share equivalents, and, in the case of any award subject to the achievement of performance goals, such dividends or dividend equivalents shall be paid only if, and to the extent that, such performance goals are satisfied.

(b)    Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Plan shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under Section 409A in respect of any award.

(c)     Effect of Termination of Employment. The applicable award agreement shall provide for the extent to which a participant shall vest in or forfeit an award following the participant’s termination of employment and, with respect to stock options and stock appreciation rights, the extent to which a participant shall have the right to exercise the stock option or stock appreciation right following termination of employment. Such provisions shall be determined by the Administrator in its sole discretion, need not be uniform among all award agreements, and may reflect distinctions based on the reasons for termination.

6.	PLAN AMENDMENT AND TERMINATION

(a)     Amendments. The Board may amend this Plan and the Administrator may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose; provided, however, that (i) except as provided in Section 3(f), (a) the Share and other award limitations set forth in Sections 3(a) and 3(d) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(e), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Administrator (x) to settle or adjust an outstanding award pursuant to Section 3(f) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A, shall require the consent of any participant.

(b)     Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. However, in no event may any awards be granted under the Plan after the date of the 2022 Annual Meeting of Stockholders. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant’s rights regarding such award.

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7.	CHANGE IN CONTROL

(a)     Committee Determinations. Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, at the time an award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control (as hereinafter defined):

(i)     provide for the adjustment of any performance conditions as the Committee deems necessary or appropriate to reflect the Change in Control;

(ii)    provide that upon termination of a participant’s employment as a result of the Change in Control, any time periods or other conditions relating to the vesting, exercise, payment or distribution of an award will be accelerated or waived;

(iii)   provide for the purchase of any awards from a participant whose employment has been terminated as a result of a Change in Control for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or

(iv)   cause the awards outstanding at the time of a Change in Control to be assumed, or new rights substituted therefore, by the surviving entity or acquiring entity in the transaction (or the surviving or acquiring entity’s parent company) or, if the Company is not the surviving entity following the Change in Control and the surviving or acquiring entity (or its parent company) does not agree to assume the Company’s obligations with respect to any awards under the Plan or to replace those awards with new rights of substantially equivalent value (as determined by the Committee), to cause such awards to vest immediately prior to the Change in Control in such a manner that will enable the participant to participate in the Change in Control with respect to the shares issuable upon vesting, exercise, payment or distribution of such awards on the same basis as other holders of the Company’s outstanding Common Stock.

For purposes of sub-paragraphs (ii) or (iii) above, any participant whose employment is terminated by the Company (including any surviving entity or successor to the Company following a Change in Control) other than for “cause,” or by the participant for “good reason” (each as defined in the applicable award agreement), upon or within two years following a Change in Control shall be deemed to have been terminated as a result of the Change in Control. Notwithstanding any other provisions of the Plan or an award agreement to the contrary, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a Change of Control for any participant unless the Participant’s employment terminates as a result of the Change of Control.

(b)     Definition. A “Change in Control” shall be deemed to occur if and when:

(i)     Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)    The individuals who, as of the date of grant, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934)) becoming a director subsequent to the date of grant of an award, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii)   The Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.

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8.	MISCELLANEOUS

(a)     Assignability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Committee may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine; and, provided, further, that unless permitted by applicable regulations under the Code or other Internal Revenue Service guidance, the Committee may not permit any such transfers of incentive stock options. During the lifetime of a participant to whom incentive stock options were awarded, such incentive stock options shall be exercisable only by the participant.

(b)     No Individual Rights. The Plan does not confer on any person any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

(c)     Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

(d)     Use of Proceeds. Any proceeds from the sale of shares under the Plan shall constitute general funds of the Company.

(e)     Other Benefit and Compensation Plans. Unless otherwise specifically determined by the Administrator, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance Plan. Further, the Company may adopt any other compensation plans or arrangements as it deems appropriate.

(f)     No Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Administrator shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

(g)     Governing Law. The validity, construction and effect of the Plan and, except as otherwise determined by the Administrator, any award, agreement or other instrument issued under the Plan, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).

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MI4532

Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Submit your proxy by Telephone	Submit your proxy by Internet	Submit your proxy by Mail
Toll-free via touch-tone phone:	Go to	Return your proxy
1-888-693-8683	www.cesvote.com	in the postage-paid
Have your proxy card and follow instructions.	Have your proxy card and follow instructions.	envelope provided.

IMPORTANT

If you hold shares in a Quest Diagnostics employee benefit plan, your voting instructions for such shares must be received by 11:59 p.m. EDT on May 13, 2015, to assure that they are counted.

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Quest Diagnostics Board of Directors recommends a vote FOR						The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 3.
the nominees listed below.						3.	Ratification of the appointment of our independent registered public accounting firm for 2015
1.	Election of Directors		FOR	AGAINST	ABSTAIN
	(1)	Jenne K. Britell, Ph.D.	☐	☐	☐		☐ FOR ☐ AGAINST ☐ ABSTAIN
	(2)	Vicky B. Gregg	☐	☐	☐
	(3)	Jeffrey M. Leiden, M.D., Ph.D.	☐	☐	☐	The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 4.
	(4)	Timothy L. Main	☐	☐	☐	4.	Approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan
	(5)	Timothy M. Ring	☐	☐	☐
	(6)	Daniel C. Stanzione, Ph.D.	☐	☐	☐		☐ FOR ☐ AGAINST ☐ ABSTAIN
	(7)	Gail R. Wilensky, Ph.D.	☐	☐	☐	The Quest Diagnostics Board of Directors recommends a vote AGAINST Proposal 5.
	(8)	John B. Ziegler	☐	☐	☐	5.	Stockholder proposal regarding stockholders acting by written consent in lieu of a meeting
The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 2.							☐ FOR ☐ AGAINST ☐ ABSTAIN
2.	An advisory resolution to approve executive compensation
☐ FOR ☐ AGAINST ☐ ABSTAIN

Signature

Signature (if held jointly)

Date:	, 2015
IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Notice of 2015 Annual Meeting of Stockholders
QUEST DIAGNOSTICS INCORPORATED

Three Giralda Farms
Madison, New Jersey
May 15, 2015, 10:30 a.m. local time

At the meeting we will act on the following proposals:

•	the election of eight directors;

•	an advisory resolution to approve executive compensation;

•	ratification of the appointment of our independent registered public accounting firm for 2015;

•	approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan;

•	a stockholder proposal regarding stockholders acting by written consent in lieu of a meeting: and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a record holder of shares, you have the option to access future stockholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you submit your proxy by telephone or over the Internet, or contact Computershare, our transfer agent and registrar, using the contact details below.

STOCKHOLDER INFORMATION

If you are a stockholder of record and have questions regarding your Quest Diagnostics Incorporated stock, you may contact our transfer agent and registrar as follows:

Computershare
P. O. Box 30170
College Station, TX 77845
Toll free telephone 800-622-6757
Email address:  web.queries@computershare.com

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2015 Annual Meeting of Stockholders to be held on Friday, May 15, 2015, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED WITH RESPECT TO EACH PROPOSAL.